PRICING SUPPLEMENT (To Prospectus dated February 25, 2015 and Prospectus Supplement dated February 26, 2015)	This filing is made pursuant to Rule 424(b)(5) under the Securities Act of 1933 in connection with Registration No. 333-202281.

$750,000,000

$750,000,000 4.250% Medium-Term Notes, Series B, due September 10, 2045

We are offering $750,000,000 aggregate principal amount of 4.250% Medium-Term Notes, Series B due September 10, 2045 (the “Notes”). We may increase the aggregate principal amount prior to the Original Issue Date but we are not required to do so. The Notes will be our general unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. We will pay interest on the Notes on September 10 of each year and on the stated maturity date. The first such payment on the Notes will be on September 10, 2016.

We may redeem the Notes, in whole but not in part, on each September 10 on or after September 10, 2020, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes—Optional Redemption.” We may also redeem the Notes prior to the stated maturity date thereof under the circumstances described under “Description of the Notes—Tax Redemption.” The Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Application will be made to the Taipei Exchange (formerly the GreTai Securities Market) (“TPEx”) for the listing of, and permission to deal in, the Notes by way of debt issues to professional institutional investors as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the Republic of China (the “ROC”) only and such permission is expected to become effective on or about September 10, 2015. TPEx is not responsible for the content of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus and no representation is made by TPEx to the accuracy or completeness of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus. TPEx expressly disclaims any and all liability for any losses arising from, or as a result of the reliance on, all or part of the contents of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus. Admission to the listing and trading of the Notes on TPEx shall not be taken as an indication of the merits of us or the Notes. No assurance can be given that such applications will be granted or that TPEx listing will be maintained.

The Notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than “professional institutional investors” (“Professional Institutional Investors”) as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC, which currently include overseas or domestic banks, insurance companies, bills finance companies, securities firms, fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, securities investment trust enterprises, securities investment consulting enterprises, trust enterprises, futures commission merchants, futures service enterprises, and other institutions approved by the Financial Supervisory Commission of the ROC. Purchasers of the Notes are not permitted to sell or otherwise dispose of the Notes except by transfer to a Professional Institutional Investor.

Investing in the Notes involves a number of risks. See the risks described in “Risk Factors” on page PS-1 of this pricing supplement and on page S-2 of the prospectus supplement.

	The Notes
	Per Note	Total
Public offering price(1)	100.000%	$750,000,000
Selling discount	0.100%	$750,000
Proceeds, before expenses, to the Company(2)	99.900%	$743,437,500
(1)	Plus accrued interest, if any, from September 10, 2015, if settlement occurs after that date.
(2)	The net proceeds to us reflect the public offering price set forth above as reduced by (a) the selling discount set forth above and (b) an aggregate fee of $5,812,500 that we will pay to Morgan Stanley & Co. LLC in connection with structuring services that it provided in connection with the Notes. Morgan Stanley & Co. LLC is not a licensed entity in the ROC and has not offered or sold, and will not subscribe for or sell any Notes offered hereby. See “Selling.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will be issued in permanent form and will be ready for delivery in book-entry form through Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, on or about September 10, 2015.

Book Runners
MasterLink Securities Corporation	Mega International Commercial Bank Co., Ltd.

The date of this pricing supplement is August 26, 2015.

We have not authorized any person to provide you any information other than that contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to, any other information that others may give you. We are not making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this pricing supplement or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this pricing supplement.

In this pricing supplement, the “Company,” “TMCC,” “we,” “us” and “our” refer specifically to Toyota Motor Credit Corporation. TMCC is the issuer of all of the Notes offered under this pricing supplement. Capitalized terms used in this pricing supplement which are not defined in this pricing supplement and are defined in the prospectus supplement shall have the meanings assigned to them in the prospectus supplement.

References in this pricing supplement to “$” or “U.S. dollars” are to the currency of the United States.

Risk Factors

Investing in the Notes involves a number of risks. You should carefully consider the risk factors discussed below, the risks described under “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, the risks described under “Risk Factors” beginning on page 1 of the accompanying prospectus and in the documents incorporated by reference into the accompanying prospectus, as well as the other information contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus, before investing in the Notes. Our business, financial condition, operating results and cash flows can be impacted by these factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. Accordingly, prospective investors should consult their financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of the Notes in light of their particular circumstances.

An active trading market may not develop for the Notes, which could adversely affect the price of the Notes in the secondary market and your ability to resell the Notes should you desire to do so

We intend to apply to list the Notes on TPEx; however, we cannot make any assurance as to:

•	the development of an active trading market or that TPEx listing will be granted or maintained;

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Notes; or

•	the price at which the holders would be able to sell their Notes.

If the Notes fail to or cease to be listed on TPEx, certain investors may not invest in, or continue to hold or invest in, the Notes. In addition, any trading market that may develop for the Notes may be adversely affected by changes in the overall market for investment-grade securities, changes in our financial performance or prospects, a change in our credit rating, the prospects for companies in our industry generally, any acquisitions or business combinations proposed or consummated by us, the interest of securities dealers in making a market for the Notes and prevailing interest rates, financial markets and general economic conditions. A market for the Notes, if any, may be subject to volatility. Prospective investors in the Notes should be aware that they may be required to bear the financial risks of such an investment for an indefinite period of time.

The Notes are subject to early redemption

We may redeem the Notes, in whole but not in part, on each September 10 on or after September 10, 2020, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes—Optional Redemption.” We may also redeem the Notes prior to the stated maturity date thereof under the circumstances described under “Description of the Notes—Tax Redemption.” It is more likely that we will redeem the Notes in whole prior to their stated maturity date to the extent that the interest payable on the Notes is greater than the interest that would be payable on other instruments of comparable maturity, terms and credit rating trading in the market. If the Notes are redeemed prior to their stated maturity date, you will receive no further interest payments from the Notes redeemed and may have to re-invest the proceeds in a lower interest rate environment.

The secondary market price of the Notes are likely to be adversely affected since TMCC’s cost of distributing the Notes and cost of hedging its payment obligations under the Notes will be included in the public offering price of the Notes

Assuming no change in market conditions or any other relevant factors, the price, if any, at which buyers are willing to purchase the Notes in secondary market transactions will likely be less than the public offering price of the Notes since the public offering price included, and the secondary market price, if any, offered to you will likely exclude, the cost of original distribution and the cost of any hedge of TMCC’s payment obligations under the Notes. In addition, any such prices may be lower than the value of the Notes determined by pricing models used by the Managers, as a result of dealer discounts, mark-ups or other transaction costs. See also, “Risk Factors—Many Factors Affect the Trading Market and Market Value of Your Notes” in the accompanying prospectus supplement for other factors that may affect the trading market and market value of your Notes.

Description of the Notes

General

We provide information to you about the Notes in three separate documents:

•	this pricing supplement which specifically describes the Notes being offered;

•	the accompanying prospectus supplement which describes the Company’s Medium-Term Notes, Series B; and

•	the accompanying prospectus which describes generally the debt securities of the Company.

This description supplements, and, to the extent inconsistent, supersedes, the description of the general terms and provisions of the debt securities found in the accompanying prospectus and the Company’s Medium-Term Notes, Series B described in the accompanying prospectus supplement.

Terms of the Notes

The Notes:

•	will be our unsecured general obligations,

•	will bear interest at a fixed rate,

•	will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding,

•	will be considered part of the same series of notes as any of our other Medium-Term Notes, Series B previously issued or issued in the future,

•	will be redeemable before their stated maturity date, in whole but not in part, at our option, on each September 10 on or after September 10, 2020, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon to the redemption date (See “—Optional Redemption” below) and under the circumstances described under “—Tax Redemption” below,

•	will not be subject to mandatory redemption or repayment at your option,

•	will be issued in minimum denominations of $100,000 and integral multiples of $1,000 above that amount,

•	will be denominated in U.S. dollars, and

•	will pay interest on the basis of a 360-day year of twelve 30-day months.

The following description is a summary of certain provisions of the Notes:

Principal Amount: $750,000,000

Pricing Date: August 26, 2015

Original Issue Date: September 10, 2015

Stated Maturity Date: September 10, 2045

Interest: 4.250% per annum from September 10, 2015

Interest Payment Dates: Each September 10, beginning on September 10, 2016 and ending on the earlier of the redemption date and the Stated Maturity Date

Business Days: New York and Taipei

Business Day Convention: Following, unadjusted

ISIN: XS1283509427

Optional Redemption

We may, at our option, redeem the Notes, in whole but not in part, on each September 10 on or after September 10, 2020, on at least 10 but not more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon to the redemption date.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Tax Redemption

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this pricing supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the Notes, then we may at any time at our option redeem, in whole, but not in part, the Notes on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes to, but not including, the date fixed for redemption.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by us of the principal of and interest on the Notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge (“Tax”) imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)	to any Tax that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds the Notes), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(c)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)	being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)	to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to any Tax that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such Tax;

(4)	to any Tax that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)	to any Tax that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

(7)	to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(8)	to any Tax required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(9)	to any Tax that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)	to any Tax that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

(11)	to any Tax imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(12)	in the case of any combination of items (1)-(11) above.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any Tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. As used under this heading “—Payment of Additional Amounts” and under the heading “—Tax Redemption,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Any additional amounts paid on the Notes will be in U.S. dollars.

Further Issues

Subject to the receipt of all necessary regulatory and listing approvals from applicable authorities in the ROC, including but not limited to the TPEx, we may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue additional notes having the same ranking, interest rate, maturity and other terms as the Notes, as applicable, except for (1) the issue date, (2) the issue price and (3) the first interest payment date. Additional notes will be considered part of the same series of notes as the Notes and any of our other Medium-Term Notes, Series B previously issued or issued in the future. We also may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue additional debt securities under the Indenture ranking equally with the Notes and our other Medium-Term Notes, Series B.

Global Clearance and Settlement

The Notes will be issued in the form of one or more fully registered global notes (the “Global Notes”) which will be deposited with a common depository (or its nominee) for, and in respect of interests held through, Euroclear and Clearstream. Notes in definitive form will not be issued, unless Euroclear and Clearstream discontinue providing services as depositories with respect to the Global Notes at any time and a successor depository is not obtained or unless we so determine in our sole discretion.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. No link is expected to be established among DTC and Euroclear or Clearstream in connection with the issuance of the Notes.

Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interests will be effected, through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear and Clearstream. Those beneficial interests will be in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Should certificates be issued to individual holders of the Notes, a holder of the Notes who, as a result of trading or otherwise, holds a principal amount of the Notes that is less than the minimum denomination would be required to purchase an additional principal amount of the Notes such that its holding of Notes amounts to the minimum denomination. Investors may hold the Notes directly through Euroclear or Clearstream if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Notes under the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in Global Notes. Persons who are not Euroclear or Clearstream participants may beneficially own the Notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream.

Euroclear and Clearstream Arrangements

Distributions of principal, interest and additional amounts, if any, with respect to the Global Notes will be credited in U.S. dollars to the extent received by Euroclear or Clearstream to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of its respective participants, who in turn act on behalf of its indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the Global Notes through Euroclear and Clearstream will be reflected in the book-entry accounts of each such institution. As necessary, the registrar will adjust the amounts of the Global Notes on the register for the accounts of the common depositary to reflect the amounts of Global Notes held through Euroclear and Clearstream, respectively.

For more information, see “DTC, Euroclear and Clearstream Arrangements” at S-28 in the prospectus supplement.

Initial Settlement

Investors holding their Notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. The Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Original Issue Date

We expect that delivery of the Notes will be made against payment therefor on the Original Issue Date, which will be the tenth Business Day following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the Pricing Date or the six succeeding Business Days will be required by virtue of the fact that the Notes initially will settle in ten Business Days to specify alternative settlement arrangements to prevent a failed settlement and should consult their own investment advisor.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired date.

Secondary market sales of book-entry interests in the Notes held through Euroclear or Clearstream to purchasers of book-entry interests in a Global Note through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in registered form in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Taiwan.

In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States or Taiwan. U.S. or Taiwanese investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

ROC Settlement and Trading

Investors with a securities book-entry account with a Taiwan securities broker and a foreign currency deposit account with a Taiwan bank, may request the approval of the Taiwan Depositary & Clearing Corporation (“TDCC”) for the settlement of the Notes through the account of TDCC with Euroclear or Clearstream and if such approval is granted by TDCC, the Notes may be cleared and settled. In such circumstances, TDCC will allocate the respective book-entry interest of such investor in the Notes position to the securities book-entry account designated by such investor in the ROC. The Notes will be traded and settled pursuant to the applicable rules and operating procedures of TDCC and TPEx as domestic bonds.

In addition, an investor may apply to TDCC (by filing in a prescribed form) to transfer the Notes in its own account with Euroclear or Clearstream to the TDCC account with Euroclear or Clearstream for trading in the ROC or vice versa for trading in markets outside the ROC.

For such investors who hold their interest in the Notes through an account opened and held by TDCC with Euroclear or Clearstream, distributions of principal and/or interest for the Notes to such holders may be made by payment services banks whose systems are connected to TDCC to the foreign currency deposit accounts of the holders. Such payment is expected to be made on the second Taiwanese business day following TDCC’s receipt of such payment (due to time difference, the payment is expected to be received by TDCC one Taiwanese business day after the distribution date). However, when the holders will actually receive such distributions may vary depending upon the daily operations of the Taiwan banks with which the holder has the foreign currency deposit account.

ROC Taxation

The following description of certain taxation provisions under ROC law is based on current law and practice and assumes that the Notes will be issued, offered, sold and re-sold to professional institutional investors as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC only. Taxation provisions under ROC law are subject to change, potentially with retroactive effect. Investors should appreciate that, as a result of changing law or practice, the tax consequences may be otherwise than as stated below. It does not purport to be comprehensive and does not constitute legal or tax advice. Investors (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult with their own tax advisers regarding the tax consequences of an investment in the Notes.

Interest on the Notes

As we, the issuer of the Notes, are not an ROC statutory tax withholder, there is no ROC withholding tax on the interest to be paid on the Notes.

ROC corporate holders must include the interest receivable under the Notes as part of their taxable income and pay income tax at a flat rate of 17 percent. (unless the total taxable income for a fiscal year is under NT$120,000), as they are subject to income tax on their worldwide income on an accrual basis. The alternative minimum tax (“AMT”) is not applicable.

Non-ROC holders are subject to ROC income tax on ROC-sourced income only and the interest receivable under the Notes is not ROC-sourced income. Hence non-ROC holders have no ROC income tax issue with the interest receivable under the Notes. AMT does not apply either.

Sale of the Notes

In general, the sale of corporate bonds or financial bonds is subject to a 0.1 percent. securities transaction tax (“STT”) on the transaction price. However, Article 2-1 of the Securities Transaction Tax Act of the ROC prescribes that STT will cease to be levied on the sale of corporate bonds and financial bonds for seven years from January 1, 2010 to December 31, 2016. Therefore, the sale of the Notes will be exempt from STT if the sale is conducted on or before December 31, 2016. Starting from January 1, 2017, any sale of the Notes will be subject to STT at 0.1 percent of the transaction price, unless otherwise provided by the tax laws that may be in force at that time.

Capital gains generated from the sale of bonds are exempt from income tax. Accordingly, ROC corporate holders are not subject to income tax on any capital gains generated from the sale of the Notes. However, ROC corporate holders should include the capital gains in calculating their basic income for the purpose of calculating their AMT. If the amount of the AMT exceeds the annual income tax calculated pursuant to the Income Tax Act of the ROC, the excess becomes the ROC corporate holders’ AMT payable. Capital losses, if any, incurred by such holders could be carried over 5 years to offset against capital gains of same category of income for the purposes of calculating their AMT.

Non-ROC corporate holders with a fixed place of business (e.g., a branch) or a business agent in the ROC are not subject to income tax on any capital gains generated from the sale of the Notes. However, their fixed place of business or business agent should include any such capital gains in calculating their basic income for the purpose of calculating AMT.

As to non-ROC corporate holders without a fixed place of business or a business agent in the ROC, they are not subject to income tax or AMT on any capital gains generated from the sale of the Notes.

United States Federal Taxation

You should review the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for information regarding the U.S. federal tax considerations applicable to an investment in the Notes.

Use of Proceeds and Hedging

The net proceeds from the sale of the Notes will be used as described under “Use of Proceeds” in the accompanying prospectus supplement.

To provide a hedge to TMCC, Morgan Stanley & Co. LLC (or one of its affiliates) will enter into a swap agreement with TMCC. Under the swap agreement, TMCC will make floating rate payments linked to the London interbank offered rate in respect of a notional principal amount equal to the aggregate principal amount of the Notes during the term of the Notes in exchange for receiving payments equal to interest due in respect of the Notes from Morgan Stanley & Co. LLC (or one of its affiliates).

Selling

Under the terms and subject to the conditions set forth in a terms agreement dated August 26, 2015 (the “Terms Agreement”), between us and the managers named below (the “Managers”), incorporating the terms of a distribution agreement dated as of February 26, 2015, between us and the agents named in the prospectus supplement (the “Distribution Agreement”), we have agreed to sell to the Managers, and the Managers have severally and not jointly agreed to purchase, as principals, the respective principal amounts of the Notes set forth below opposite their names.

Manager	Principal Amount of the Notes
MasterLink Securities Corporation	$425,000,000
Mega International Commercial Bank Co., Ltd.	$325,000,000
Total	$750,000,000

The Notes will not have an established trading market when issued. Application will be made to TPEx for the listing of, and permission to deal in, the Notes by way of debt issues to professional institutional investors as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC only and such permission is expected to become effective on or about September 10, 2015. The Managers may from time to time, to the extent permitted by applicable laws and regulations, make a market in the Notes but are not obligated to do so and may cease at any time. Neither we nor the Managers can assure you that any trading market for the Notes will be liquid.

The Notes sold by the Managers will initially be offered at the public offering price set forth on the cover page of this pricing supplement. The Notes have not been, and will not be, offered, sold or resold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC. See “Selling Restrictions—Republic of China.” After the initial public offering of the Notes, the Managers may change the public offering price of the Notes for subsequent sales in the secondary market. The offering of the Notes by the Managers is subject to receipt and acceptance and subject to the Managers’ right to reject any order in whole or in part.

To provide a hedge to TMCC, Morgan Stanley & Co. LLC (or one of its affiliates) will enter into a swap agreement with TMCC. Under the swap agreement, TMCC will make floating rate payments linked to the London interbank offered rate in respect of a notional principal amount equal to the aggregate principal amount of the Notes during the term of the Notes in exchange for receiving payments equal to interest due in respect of the Notes from Morgan Stanley & Co. LLC (or one of its affiliates). We may also enter into other hedging transactions in connection with the issuance of the Notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, any of the Managers or an affiliate of that Manager. The applicable Manager and its affiliates may receive compensation, trading gain or other benefits in connection with these hedging transactions and the hedging transactions described below.

The Managers and their respective affiliates are financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Managers and their respective affiliates may in the future provide investment banking, commercial banking and other services for the issuer in the ordinary course of business, for which they received or will receive in the future customary fees and commissions.

In addition, in the ordinary course of their business activities, the Managers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Managers or their affiliates that have a lending relationship with us or our affiliates routinely hedge, and certain other of those Managers or their affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. A typical hedging strategy would include these Managers or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or those of our affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading price of the Notes offered hereby. The Managers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We will pay an aggregate fee of $5,812,500 (the “structuring fee”) to Morgan Stanley & Co. LLC in connection with structuring services that it provided in connection with the Notes. Morgan Stanley & Co. LLC is not a licensed entity in the ROC and has not offered or sold, and will not subscribe for or sell any Notes offered hereby.

MasterLink Securities Corporation and Mega International Commercial Bank Co., Ltd. are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the Notes in the United States and to the extent permitted by applicable laws and regulations, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

We have agreed to indemnify the several agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Managers may be required to make in respect of these liabilities. We have also agreed to reimburse each of the Managers for certain expenses. Separately, in connection with structuring services that Morgan Stanley & Co. LLC provided in connection with the Notes, we have agreed to indemnify Morgan Stanley & Co. LLC against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

Legal Matters

Lee and Li, Attorneys-at-Law, Taiwan is acting as special Taiwanese legal counsel to TMCC and will issue an opinion on certain legal matters to the Managers.

In the opinion of the General Counsel of TMCC, when the Notes offered by this pricing supplement and related prospectus have been executed and issued by TMCC and authenticated by the trustee pursuant to the Indenture, dated as of August 1, 1991, between TMCC and The Bank of New York Mellon Trust Company, N.A. (“BONY”), as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991, among TMCC, BONY and Deutsche Bank Trust Company Americas (“DBTCA”), formerly known as Bankers Trust Company, as trustee, the Second Supplemental Indenture, dated as of March 31, 2004, among TMCC, BONY and DBTCA, and the Third Supplemental Indenture, dated as of March 8, 2011, among TMCC, BONY and DBTCA (collectively, and as the same may be further amended, restated or supplemented, the “Indenture”), and delivered against payment as contemplated herein, such Notes will be legally valid and binding obligations of TMCC, enforceable against TMCC in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity. This opinion is given as of the date hereof and is limited to the present laws of the State of California and the State of New York. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Indenture and its authentication of the Notes and the enforceability of the Indenture with respect to the trustee and other matters, all as stated in the letter of such counsel dated February 25, 2015 and filed as Exhibit 5.1 to TMCC’s Registration Statement on Form S-3 (File No. 333-202281) filed with the Securities and Exchange Commission on February 25, 2015.

Selling Restrictions

Japan

Each of the Managers has severally agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan and any branch or other office in Japan of a corporation or other entity organized under the laws of any foreign state), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan.

Republic of China

The Notes have not been, and shall not be, offered, sold or resold, directly or indirectly, to investors other than Professional Institutional Investors as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC, which currently include: overseas or domestic banks, insurance companies, bills finance companies, securities firms, fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, securities investment trust enterprises, securities investment consulting enterprises, trust enterprises, futures commission merchants, futures service enterprises, and other institutions approved by the Financial Supervisory Commission of the ROC.  Purchasers of the Notes are not permitted to sell or otherwise dispose of the Notes except by transfer to a Professional Institutional Investor.

For more information and additional selling restrictions, see “Selling Restrictions” at S-48 in the accompanying prospectus supplement.

This filing is made pursuant to Rule 424(b)(2) under

the Securities Act of 1933 in connection with Registration No. 333-202281

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 25, 2015)

Medium-Term Notes, Series B

Due Nine Months or More From Date of Issue

Toyota Motor Credit Corporation (“TMCC”) may offer its medium-term notes from time to time. TMCC will provide the specific terms of any notes offered in a pricing supplement. Unless the pricing supplement provides otherwise, the notes offered will have the following terms:

•	The notes will mature nine months or more from the date of issue.
•	The notes will be unsecured unsubordinated obligations of Toyota Motor Credit Corporation.
•	The notes may bear interest at fixed or floating rates or may not bear any interest. Floating rate interest may be based on one or more of the following rates plus or minus one or more fixed amounts or multiplied by one or more leverage factors:
	•	CD Rate
	•	CMS Rate
	•	CMT Rate
	•	Commercial Paper Rate
	•	Eleventh District Cost of Funds Rate
	•	Federal Funds Rate
	•	Federal Funds OIS Compound Rate
	•	LIBOR
	•	Prime Rate

•	Any other rate specified in the applicable pricing supplement or any combination of rates specified in the applicable pricing supplement.
•	The pricing supplement will specify the interest payment dates.
•	Payments on notes issued as indexed notes will be determined by reference to the index specified in the pricing supplement.
•	The pricing supplement will specify if the notes can be redeemed before their maturity and if they are subject to mandatory redemption, redemption at TMCC’s option or repayment at the option of the holder of the notes.
•	The notes will be denominated in U.S. dollars or any other currency specified in the applicable pricing supplement.
•	The notes will be in certificated or book-entry form.
•	The notes will be in minimum denominations of $1,000, increased in multiples of $1,000, unless specified otherwise in the applicable pricing supplement. TMCC will specify the minimum denominations for notes denominated in a foreign currency in the applicable pricing supplement.

Investing in the notes involves risks. See “Risk Factors” on page S-2 of this prospectus supplement and page 1 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Agents’ Discounts and Commissions	Proceeds to Toyota Motor Credit Corporation

Per note	100.000%(1)	.050% – .875%(2)	99.125% – 99.950%(2)

_____________________

(1)	Unless the pricing supplement provides otherwise, TMCC will issue the notes at 100% of their principal amount.

(2)	Unless the pricing supplement provides otherwise, TMCC will pay an agent a discount commission ranging from 0.050% to 0.875% and the proceeds to Toyota Motor Credit Corporation will be ranging from 99.125% to 99.950%.

TMCC is offering the notes on a continuing basis through the agents listed below. These agents will use their reasonable efforts to sell the notes offered. TMCC may also appoint additional agents. TMCC may also sell notes to the agents listed below or others, as principal, for resale to investors and other purchasers. In this prospectus supplement, persons who purchase notes from TMCC as agent or as principal for resale are referred to as “agents.” TMCC may also sell notes without the assistance of an agent.

This prospectus supplement may also be used for offers and sales related to market making transactions in TMCC’s Medium-Term Notes, Series B.

BofA Merrill Lynch

Arranger

Barclays
Citigroup
Deutsche Bank Securities
HSBC
J.P. Morgan
Morgan Stanley
RBC Capital Markets
Société Générale Corporate & Investment Banking
Toyota Financial Services Securities USA Corporation

The date of this prospectus supplement is February 26, 2015

This prospectus supplement does not contain complete information about the offering of the notes. No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus. If the terms of particular notes described in a pricing supplement are different from those described in this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement.

TMCC has not authorized any person to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus prepared by or on behalf of TMCC or to which TMCC has referred you. TMCC takes no responsibility for, and can provide no assurance as to, any other information. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, any pricing supplement or any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and other information may have changed since those dates. TMCC is not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

In this prospectus supplement, unless otherwise indicated by the context, “TMCC” refers specifically to Toyota Motor Credit Corporation (excluding its subsidiaries) and “we,” “our” and “us” refer specifically to Toyota Motor Credit Corporation and its consolidated subsidiaries. TMCC is the issuer of all of the notes offered under this prospectus supplement. References to “TMC” are to TMCC’s indirect parent, Toyota Motor Corporation. TMCC’s website is http://www.toyotafinancial.com. The information on the website is not part of, or incorporated by reference into, this prospectus supplement.

Forward-Looking Statements

Certain statements contained in this prospectus supplement or incorporated by reference herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, our performance and results may differ materially from those described or implied by such forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “should,” “intend,” “will,” “may” or words or phrases of similar meaning are intended to identify forward-looking statements. We caution that the forward-looking statements involve known and unknown risks, uncertainties and other important factors such as the following that may cause actual results to differ materially from those stated:

•	changes in general business, economic, and geopolitical conditions, as well as in consumer demand and the competitive environment in the automotive markets in the United States;

•	a decline in Toyota Motor Sales, USA, Inc. (“TMS”) sales volume and the level of TMS sponsored subvention programs;

•	increased competition from other financial institutions seeking to increase their share of financing Toyota, Scion and Lexus vehicles;

•	fluctuations in interest rates and currency exchange rates;

•	fluctuations in the value of our investment securities or market prices;

•	changes or disruptions in our funding environment or access to the global capital markets;

•	failure or changes in commercial soundness of our counterparties and other financial institutions;

•	changes in our credit ratings and those of TMC;

•	changes in the laws, regulatory requirements and regulatory scrutiny, including as a result of recent financial services legislation, and related costs;

•	natural disasters, changes in fuel prices, manufacturing disruptions and production suspensions of Toyota, Lexus and Scion vehicle models and related parts supply;

•	operational risks, including security breaches or cyber-attacks;

•	challenges related to the relocation of our corporate headquarters to Plano, Texas;

•	revisions to the estimates and assumptions for our allowance for credit losses;

•	changes in prices of used vehicles and their effect on residual values of our off-lease vehicles and return rates;

•	the failure of a customer or dealer to meet the terms of any contract with us, or otherwise fail to perform as agreed;

•	recalls announced by TMS and the perceived quality of Toyota, Lexus and Scion vehicles; and

•	the factors discussed under “Risk Factors” in our incorporated documents.

Forward-looking statements speak only as of the date they are made. TMCC will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

Risk Factors

Your investment in the notes involves risks. You should consult with your own financial and legal advisers as to the risks involved in an investment in the notes and to determine whether the notes are a suitable investment for you. The notes may not be a suitable investment for you if you are unsophisticated about debt securities. Notes denominated or payable in a foreign currency are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. Indexed notes are not an appropriate investment for investors who are unsophisticated with respect to the type of index or formula used to determine the amount payable. You should carefully consider the risk factors discussed below and the risks described under “Risk Factors” on page 1 of the accompanying prospectus or in the documents incorporated by reference into the accompanying prospectus, as well as the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, before investing in the notes. The pricing supplement for a particular issuance of notes may describe additional information and risks applicable to those notes.

An Investment in Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Entails Special Risks

An investment in notes where the principal, premium or interest is determined by reference to interest rate, currency or other indices or formulas will entail significant risks not associated with an investment in conventional fixed or floating rate notes. Examples of this type of note are notes where any or all of the principal, premium and interest is indexed to one or more:

•	interest rates;

•	currencies, including exchange rates and swap indices between currencies;

•	commodities or stocks; or

•	other indices or formulas specified in a particular pricing supplement.

The risks from this type of investment include the possibility that the index or indices may fluctuate significantly and therefore (1) you will receive a lower amount of, or no, principal, premium, or interest and at different times than you expected and (2) the secondary market for indexed notes will be negatively affected by a number of factors, independent of TMCC’s creditworthiness. Such factors include the volatility of the index selected, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. TMCC has no control over a number of factors affecting this type of note, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine the amount of principal, premium, or interest payable in respect of a note contains a multiple or leverage factor, the effect of any change in the index or formula will be magnified. In recent years, particular interest rates and indices have been highly volatile and this volatility may be expected to continue in the future. However, past experience is not necessarily indicative of what may happen in the future and the historical experience of an index should not be taken as an indication of its future performance. Accordingly, you should consult your own financial and legal advisors as to the risk entailed by an investment in indexed notes.

The Secondary Market Price of Notes Indexed to Interest Rates, Currencies or Other Indices or Formulas Are Likely To Be Adversely Affected Since TMCC’s Cost of Distributing the Notes and Cost of Hedging its Payment Obligations Under the Notes Will Be Included in the Original Offering Price of These Notes

For notes that are linked to interest rates, currencies or other indices or formulas, assuming no change in the level of the applicable linked interest rate, currencies or other index or formula, the price, if any, at which buyers are willing to purchase those notes in secondary market transactions will likely be less than the original offering price of the notes since the original offering price included, and the secondary market price, if any, offered to you will likely exclude, the cost of original distribution and the cost of any hedge of TMCC’s payment obligations under the notes. In addition, any such prices may be lower than the value of the notes determined by pricing models used by an agent, as a result of dealer discounts, mark-ups or other transaction costs. See also, “—Many Factors Affect the Trading Market and Market Value of Your Notes” for other factors that may affect the trading market and market value of your notes.

An Investment in Notes Denominated or Payable in a Currency Other than U.S. Dollars Entails Special Risks Relating to Exchange Rates and Exchange Controls

      An investment in a note denominated or payable in a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which TMCC has no control, such as economic and political events and the supply of and demand for the relevant currencies. Moreover, if payments on your notes denominated or payable in a currency other than U.S. dollars are determined by reference to a formula containing a multiple or leverage factor, the effect of any change in exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency for a note against the U.S. dollar would result in a decrease in the effective yield of such note (on a U.S. dollar basis) below its coupon rate, in the U.S. dollar equivalent value of payments made on such note and in the U.S. dollar equivalent market value of such note.

      Except as set forth below in “—Foreign Currency Judgments Are Subject to Exchange Rate Risks,” and unless specified otherwise in the applicable pricing supplement, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to TMCC due to the imposition of exchange controls or other circumstances beyond TMCC’s control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to TMCC or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture (as defined below in “Description of the Notes”). However, if TMCC cannot make payment in a specified currency solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, TMCC will be able to satisfy its obligations under those notes by making payment in euro.

      The information set forth in this prospectus supplement with respect to foreign currency risks is general in nature. TMCC disclaims any responsibility to advise prospective purchasers of foreign currency notes with respect to any matters that may affect the purchase, holding or receipt of payments of principal or premium, if any, and interest on such notes. Such persons should consult their own counsel with regard to such matters.

Foreign Currency Judgments Are Subject to Exchange Rate Risks

    The notes and the Indenture will be governed by and construed in accordance with the internal laws of the State of New York. New York courts will normally enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. It is not certain, however, whether a non-New York state court would follow the same rules and procedure, with respect to conversion of foreign currency judgment. Courts in the United States outside New York customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at TMCC’s option or are otherwise subject to mandatory redemption, TMCC may redeem your notes at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed notes. For this reason, an optional or mandatory redemption feature can affect the market value of your notes. TMCC’s redemption right also may adversely affect your ability to sell your notes as the redemption date approaches.

Many Factors Affect the Trading Market and Market Value of Your Notes

TMCC cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of the creditworthiness of TMCC may affect the trading market or market value of your notes. Some of these factors, which are mentioned below, are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:

•	the complexity and volatility of any index or formula applicable to the notes;

•	the method of calculating any principal, premium or interest to be paid on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	any redemption or repayment features of the notes;

•	the amount of other securities linked to any index or formula applicable to the notes;

•	the level, direction and volatility of market interest rates generally and other conditions in the credit markets, including the degree of liquidity in the credit markets generally;

•	the credit ratings assigned to TMCC, TMC or the notes; and

•	TMCC’s or TMC’s perceived creditworthiness, which may be impacted by our or TMC’s financial condition, cash flow or results of operations.

In addition, because some notes may be designed for specific investment objectives or strategies, those notes may (1) have a more limited trading market and (2) experience more price volatility than conventional debt securities.

Because of these limitations, you may not be able to sell notes readily or at prices that enable you to realize the yield you expect. In this regard, notes issued at a substantial discount from their principal amount payable at maturity trade at prices that tend to fluctuate more in relation to general changes in interest rates than the prices for conventional interest-bearing notes with comparable maturities. You should not purchase notes unless you understand and are able to bear the risk that particular notes may not be easy to sell and that the value of the notes will fluctuate over time, perhaps significantly.

In addition, if your investment activities are subject to legal investment laws and regulations, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the notes.

Your Notes May Not Have an Established Trading Market; Secondary Trading in the Notes

TMCC does not anticipate any note will have an established trading market when issued. The notes will not be listed on any securities exchange unless otherwise provided in the applicable pricing supplement. Agents may from time to time purchase and sell notes in the secondary market, but no agent is obligated to do so. From time to time, agents may make a market in the notes, but any market making may be discontinued at any time. For these reasons, you should not assume that there will be any secondary market for your notes or, if there is a market, that it will be liquid. In addition, even if a secondary market develops for any notes, the spread between bid and asked prices for notes may be substantial.

TMCC’s Credit Ratings Do Not Reflect The True Risks of an Investment in the Notes

The credit ratings assigned to TMCC represent the rating agencies’ opinion regarding its credit quality and are not a guarantee of quality. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. The credit ratings on this Medium-Term Note program are an assessment of TMCC’s ability to make payments on the notes when such payments are due. Consequently, real or anticipated changes in the program’s credit ratings will generally affect the market value of your notes. The credit ratings on the program, however, do not take into account fluctuations in the structure or market value of the notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index or indices. Therefore, the ratings assigned to TMCC may not fully reflect the true risks of an investment in the notes.

Hedging and Trading Activities By TMCC, the Agents and Their Affiliates May Adversely Affect Your Return on the Notes and the Value of Notes

TMCC, the agents, and their affiliates may carry out activities to mitigate their risks related to notes that are linked to an interest rate, currency or other index or formula. In particular, on or prior to the date of the applicable pricing supplement, TMCC, the agents, and/or any of their affiliates may have hedged their anticipated exposure in connection with some of the notes by taking positions in the underlying assets (or options or futures contracts on the underlying assets) that relate to a linked interest rate, currency or other index or formula or in other instruments that they deem appropriate in connection with such hedging. These trading activities, however, could potentially alter the level of a linked interest rate, linked currency or other linked index or linked formula and/or the underlying asset(s) comprising such linked interest rate, linked currency or other linked index or linked formula and, therefore, the value of the notes.

The agents and their affiliates are likely to modify any hedge position they may enter into in respect of the notes throughout the term of the notes by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency or other linked index or linked formula, or other instruments that they deem appropriate. Neither TMCC, the agents, nor any of their affiliates can give any assurance that their hedging or trading activities will not affect the level of a linked interest rate, linked currency or other linked index or linked formula or the underlying asset(s) comprising such linked interest rate, linked currency or other linked index or linked formula. It is also possible that TMCC, the agents, and any of their affiliates could receive substantial returns from these hedging activities while the value of the notes may decline.

TMCC, the agents, and/or any of their affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency or other linked index or linked formula or options or futures on such linked interest rate, linked currency or other linked index or linked formula on a regular basis as part of their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the level of a linked interest rate, linked currency or other linked index or linked formula, the underlying asset(s) comprising a linked interest rate, linked currency or other linked index or linked formula and, therefore, the value of the notes linked to such interest rate, currency or other index or formula.

TMCC, the agents, and/or any of their affiliates may also issue or underwrite other notes or financial or derivative instruments with returns linked or related to changes in the value of a linked interest rate, linked currency or other linked index or linked formula or the underlying asset(s) comprising a linked interest rate, linked currency or other linked index or linked formula. By introducing competing products into the marketplace in this manner, TMCC, the agents, and any of their affiliates could adversely affect the value of the notes.

The Agents and Their Affiliates May Publish Reports, Express Opinions Or Provide Recommendations That Are Inconsistent With Investing In or Holding the Notes. Any Such Reports, Opinions or Recommendations Could Directly Affect the Value of the Notes and Could Affect the Level of a Linked Interest Rate, Linked Currency or Other Linked Index or Linked Formula and Therefore the Value of the Notes

The agents and their affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with investing in or holding the notes. The agents and their affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the notes. Any reports, opinions or recommendations expressed by the agents and/or any of their affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the rate or market measure to which the notes may be linked.

Tax Consequences of Holding the Notes

The tax consequences to you of owning and disposing of the notes may vary depending on the terms of the notes and your particular status and circumstances.  You should consult with your own tax adviser about the U.S. federal, state, local and foreign tax consequences to you of owning and disposing of the notes.

Floating Rate Notes Have Risks That Conventional Fixed Rate Notes Do Not

Because the interest rate of floating rate notes may be based upon the CD Rate, the CMS Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, the Federal Funds OIS Compound Rate, LIBOR, the Prime Rate or the Treasury Rate or other such interest rate basis or interest rate formula or combination of rates as specified in the applicable pricing supplement, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations. TMCC has no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events.

Description of the Notes

The following description of the terms of the notes is in addition to, and if and to the extent inconsistent, replaces, the description and general terms of the notes under “Description of Debt Securities” in the accompanying prospectus. The following description of the terms of the notes sets forth certain general terms and provisions of the notes. The particular terms of notes offered by TMCC and the extent to which these general provisions may apply to the notes will be described in a pricing supplement relating to the notes. If the terms of particular notes described in a pricing supplement are different from those described in this prospectus supplement or in the prospectus, you should rely on the information in the pricing supplement.

General

TMCC will issue the notes as a series of debt securities (designated Medium-Term Notes, Series B) under an indenture, dated as of August 1, 1991, as amended by a first supplemental indenture, dated as of October 1, 1991, a second supplemental indenture, dated as of March 31, 2004, and a third supplemental indenture, dated as of March 8, 2011 (together, the “Indenture”), by and among TMCC, The Bank of New York Mellon Trust Company, N.A. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (“DBTCA”). DBTCA will act as trustee for the notes (the “Trustee”). The following is a summary of certain provisions of the notes and of the Indenture and does not contain all of the information which may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the notes. References to particular sections or defined terms of the Indenture are meant to incorporate by reference those sections or defined terms of the Indenture. A copy of the Indenture is an exhibit to the registration statement relating to the debt securities which includes the prospectus. See “Where You Can Find More Information” in the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings given to them in the Indenture or the notes, as the case may be. The term “debt securities,” as used under this caption refers to all securities that may be issued under the Indenture, including the notes.

All debt securities, including the notes, issued and to be issued under the Indenture will be unsecured general obligations of TMCC and will rank equally with its other unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture does not limit the total principal amount of debt securities that TMCC may issue.

The notes offered by this prospectus supplement will be part of the same series of debt securities as TMCC’s previously issued Medium-Term Notes, Series B. TMCC may issue an unlimited principal amount of its Medium-Term Notes, Series B.

The notes offered by this prospectus supplement will be offered on a continuing basis and will mature on a day that is nine months or more from the date of issue, as selected by the purchaser and agreed to by TMCC. The notes may bear interest at fixed or floating rates or may not bear any interest. Notes may be issued at a premium, or at significant discounts from their principal amount payable at the stated maturity date or on any prior date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of TMCC, repayment at the option of the holder or otherwise (each date, a “Maturity”).

TMCC may change, from time to time, interest rates, interest rate and/or principal formulae and other variable terms of the notes, but no change will affect any note already issued or as to which TMCC has accepted an offer to purchase.

Terms May Vary Among Investors

Interest rates offered by TMCC for different notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. TMCC may also offer notes with similar variable terms but different interest rates concurrently at any time. TMCC may also concurrently offer notes having different variable terms to different investors.

Reopenings

TMCC may reopen a prior issuance of its Medium-Term Notes, Series B by issuing additional notes with the same terms as the notes that it previously issued. However, any additional notes of this kind may have a different original offering price or first interest payment date. Unless otherwise specified in the applicable pricing supplement, the additional notes will be considered part of the same issuance of notes for all purposes.

Redemption

The notes will not be subject to any sinking fund. Unless otherwise specified in the applicable pricing supplement, a note will not be redeemable prior to its stated maturity date. If provided in an applicable pricing supplement, TMCC may redeem notes, in whole or in part, before their stated maturity at TMCC’s option on notice given not more than 15 nor less than 10 days (or on other notice described in the applicable pricing supplement) before the date of redemption, or through operation of a mandatory or optional sinking fund or analogous provisions. The pricing supplement will set forth the detailed terms of any redemption, including the date after or on which and the price or prices including premium, if any, at which the notes may be redeemed. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to repayment at the option of the holders.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on, or admitted to trading on or by, any stock exchanges, and/or markets within or outside the United States. No note will have an established trading market when issued. A market for any particular issue of notes may not develop.

Interest and Interest Rates

General

Each note will not bear any interest or will bear interest from and including the date of issue (the “Original Issue Date”) at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable (an “Interest Payment Date”) and at Maturity. The first payment of interest on any note originally issued between a Regular Record Date, as defined below, and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered holder on the next succeeding Regular Record Date.

“Regular Record Date” will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

“Business Day” as used in this prospectus supplement means, unless otherwise specified in the applicable pricing supplement:

•	for CMS Rate Notes and CMT Rate Notes, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities; and

with respect to all other notes:

•	for U.S. dollar denominated notes for which LIBOR is not an applicable Interest Rate Basis:

•	any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”);

•	for U.S. dollar denominated notes for which LIBOR is an applicable Interest Rate Basis:

•	a day that is both (1) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below) in London (a “London Banking Day”) and (2) a New York Business Day;

•	for non-U.S. dollar denominated notes (other than notes denominated in euro) for which LIBOR is not an applicable Interest Rate Basis:

•	a day that is both (1) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (a “Principal Financial Center Business Day”) and (2) a New York Business Day;

•	for non-U.S. dollar denominated notes (other than notes denominated in euro) for which LIBOR is an applicable Interest Rate Basis:

•	a day that is all of: (1) a Principal Financial Center Business Day; (2) a New York Business Day; and (3) a London Banking Day;

•	for euro denominated notes for which LIBOR is not an applicable Interest Rate Basis:

•	a day that is both (1) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open (a “TARGET Business Day”) and (2) a New York Business Day; and

•	for euro denominated notes for which LIBOR is an applicable Interest Rate Basis:

•	a day that is all of: (1) a TARGET Business Day; (2) a New York Business Day; and (3) a London Banking Day.

“Principal Financial Center” means, unless otherwise specified in the applicable pricing supplement:

•	the capital city of the country issuing the Specified Currency except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively; or

•	the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, London, Johannesburg and Zurich, respectively.

“Index Currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable pricing supplement, the Index Currency will be U.S. dollars.

“Specified Currency” means the currency in which a particular note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

Fixed Rate Notes

Fixed rate notes will bear interest at the rate per annum specified in the fixed rate note and applicable pricing supplement. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the notes to, but excluding, the related interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise provided in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. Unless otherwise provided in the applicable pricing supplement, if any Interest Payment Date or the Maturity of a fixed rate note falls on a day that is not a Business Day, any principal, premium, or interest payments will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

Floating Rate Notes

Interest Rate Basis. Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

•	the CD Rate,

•	the CMS Rate,

•	the CMT Rate,

•	the Commercial Paper Rate,

•	the Eleventh District Cost of Funds Rate,

•	the Federal Funds Rate,

•	the Federal Funds OIS Compound Rate,

•	LIBOR,

•	the Prime Rate,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

A floating rate note may bear interest with respect to two or more Interest Rate Bases.

Terms. Each applicable pricing supplement will specify the terms of a floating rate note, which may include:

•	whether the floating rate note is:

•	a “Regular Floating Rate Note,”

•	an “Inverse Floating Rate Note,” or

•	a “Floating Rate/Fixed Rate Note,”

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate,

•	the Interest Reset Dates,

•	the Interest Reset Period,

•	the Interest Payment Dates,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (“Index Maturity”),

•	Maximum Interest Rate and Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”),

•	if one or more of the specified Interest Rate Bases is LIBOR, the Index Currency, the Index Maturity and the Designated LIBOR Page,

•	if one or more of the specified Interest Rate Bases is the CMS Rate, the Designated CMS Index Maturity, and

•	if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Reuters Page and the Designated CMT Maturity Index.

The interest rate borne by floating rate notes will be determined, in general, as described below. However, if a floating rate note is designated as having an addendum, and the addendum specifies different or additional interest payment terms, the floating rate note will bear interest at the rate in accordance with the terms described in the addendum and the applicable pricing supplement.

Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached which specifies different or additional interest payment terms, it will be a Regular Floating Rate Note and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on a Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date.

TMCC may change the Spread, Spread Multiplier, Index Maturity, Designated CMS Index Maturity, Designated CMT Reuters Page and other variable terms of floating rate notes from time to time, but no change will affect any floating rate note previously issued or as to which TMCC has accepted an offer to purchase.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “Floating Rate/Fixed Rate Note,” then, except as described below or in an applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on a Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date until the date on which interest begins to accrue on a fixed rate basis (the “Fixed Rate Commencement Date”). Unless otherwise specified in the applicable pricing supplement, the interest rate in effect beginning on, and including, the Fixed Rate Commencement Date to Maturity will be the Fixed Interest Rate, if that rate is specified in the applicable pricing supplement. If no Fixed Interest Rate is specified, the interest rate will be the rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

Inverse Floating Rate Notes. If a floating rate note is designated as an “Inverse Floating Rate Note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the rate equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate on an Inverse Floating Rate Note will not be less than zero unless specified otherwise in the applicable pricing supplement. The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on an Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date.

Interest Reset Dates. Each applicable pricing supplement will specify whether the rate of interest on the floating rate note will be reset daily, weekly, monthly, quarterly, semiannually, annually or any other specified period (each, an “Interest Reset Period”) and the dates on which the interest rate will be reset (each, an “Interest Reset Date”). Unless specified otherwise in the applicable pricing supplement, the Interest Reset Date will be in the case of floating rate notes which reset:

•	daily — each Business Day;

•	weekly — the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

•	monthly — the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate Notes is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly — the third Wednesday of March, June, September and December of each year;

•	semiannually — the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually — the third Wednesday of the month specified in the applicable pricing supplement;

provided however, that, for Floating Rate/Fixed Rate Notes, the interest rate will not reset after the Fixed Rate Commencement Date.

Unless specified otherwise in the applicable pricing supplement, if any Interest Reset Date for a floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (the “Following Business Day Convention”), except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day (the “Modified Following Business Day Convention”).

Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding such Interest Reset Date; or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Rate Reset Cutoff Date. A pricing supplement may also specify a date (an “Interest Rate Reset Cutoff Date”) prior to an Interest Reset Date on which the interest rate for a floating rate note will no longer be subject to adjustment. Beginning on the Interest Rate Reset Cutoff Date, the interest rate applicable from and including the Interest Rate Reset Cutoff Date to but excluding the next Interest Payment Date shall be determined based on the Interest Rate Basis in effect on the Interest Rate Reset Cutoff Date.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the annual rate at which interest may accrue during any interest period (“Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, on the annual rate at which interest may accrue during any interest period (“Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may be applicable to a floating rate note under the above provisions, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

Interest Payments. The interest payment dates applicable to a floating rate note will be specified in the related pricing supplement. Each floating rate note will bear interest from the date of issue at the rates specified in the note until the principal is paid or otherwise made available for payment. Except as provided below or in an applicable pricing supplement, the interest payment dates for floating rate notes will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly — the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly — the third Wednesday of March, June, September and December of each year;

•	semiannually — the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	annually — the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	in each case, at Maturity (each, an “Interest Payment Date”).

Unless specified otherwise in the applicable pricing supplement, if any Interest Payment Date for a floating rate note other than an Interest Payment Date at Maturity would otherwise be a day that is not a Business Day, the Interest Payment Date will follow the Following Business Day Convention except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, unless specified in the applicable pricing supplement, if the Business Day falls in the next succeeding calendar month, the Interest Payment Date will follow the Modified Following Business Day Convention. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium and interest, if any, will be made on the next succeeding Business Day, and no interest on the payment will accrue for the period from and after Maturity.

Unless specified otherwise in the applicable pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from the calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid), to but excluding the related Interest Payment Date. Interest payments on floating rate notes made at Maturity will include interest accrued to but excluding the date of Maturity.

Except as specified otherwise in the applicable pricing supplement, each floating rate note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case from the period from the Original Issue Date to the date of Maturity, unless otherwise specified in the applicable pricing supplement. If no day count convention is specified in the applicable pricing supplement, interest on floating rate notes will be paid on an “Actual/360” basis. For floating rate notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

(1)	the face amount of the floating rate note;

(2)	the applicable interest rate; and

(3)	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis floating rate note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

For floating rate notes calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in the Interest Calculation Period. Unless specified otherwise in the applicable pricing supplement, for floating rate notes that accrue interest on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

“Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the date of issue in the case of the first Interest Reset Date) to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated.

Unless specified otherwise in the applicable pricing supplement, interest with respect to notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates. The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable “Interest Determination Date,” as follows unless otherwise specified in the applicable pricing supplement:

•	the Interest Determination Date for the CD Rate, the CMS Rate, the CMT Rate, the Commercial Paper Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related note;

•	the Interest Determination Date for the Federal Funds Rate will be the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date, as specified in the pricing supplement for the related note;

•	the Interest Determination Date for the Federal Funds OIS Compound Rate will be the same day as each Interest Reset Date for the related note;

•	the Interest Determination Date for the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “Eleventh District Cost of Funds Rate Notes”;

•	the Interest Determination Date for LIBOR will be the second London Banking Day preceding each Interest Reset Date;

•	the Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday;

•	the Interest Determination Date for a floating rate note whose interest rate is determined with reference to two or more Interest Rate Bases, will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date for the floating rate note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined and compared on that date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Agent and Calculation Date. Unless otherwise provided in the applicable pricing supplement, DBTCA will be the calculation agent. Upon request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such floating rate note. Unless specified otherwise in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date, will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

•	the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

CD Rate Notes. CD Rate notes (“CD Rate Notes”) will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “CD Rate” means the rate on the applicable Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (secondary market)”.

The following procedures will be followed if the CD Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable U.S. dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, for the Interest Determination Date, under the caption “CDs (secondary market)”.

(2) If the rate referred to in clause (1) above is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent (after consultation with TMCC) for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at the time.

(3) If the dealers selected by the calculation agent are not quoting as referred to in clause (2) above, the CD Rate on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current/default.htm, or any Successor Source.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/default.htm, or any Successor Source.

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

CMS Rate Notes. CMS Rate notes (“CMS Rate Notes”) will bear interest at the rates (calculated with reference to the CMS Rate and the Spread and/or Spread Multiplier, if any) specified in the CMS Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “CMS Rate” means the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 A.M., New York City time.

The following procedures will be followed if the CMS Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published on the relevant page, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market selected by the calculation agent (after consultation with TMCC) as of approximately 11:00 A.M., New York City time on the related Interest Determination Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction having the Designated CMS Maturity Index specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-ICE with a designated maturity of three months. The calculation agent will request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(2) If fewer than three swap dealers selected by the calculation agent are quoting as referred to in clause (1) above, the CMS Rate will be the rate in effect on the applicable Interest Determination Date.

CMT Rate Notes. CMT Rate notes (“CMT Rate Notes”) will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable prospectus supplement, “CMT Rate” means:

•	if “CMT-T7051” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Designated CMT Maturity Index specified in the applicable pricing supplement for the applicable Interest Determination Date as such yield is displayed on the Reuters Screen FRBCMT Page; or

•	if “CMT-T7052” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, or neither “CMT-T7051” nor “CMT-T7052” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, a percentage equal to the one-week average yield for United States Treasury securities at “constant maturity” having the Designated CMT Maturity Index specified in the applicable pricing supplement for the week preceding the applicable Interest Determination Date as set forth in H.15(519) under the caption “Week Ending” and opposite the caption “Treasury constant maturities,” as such yield is displayed on the Reuters Screen FEDCMT Page for the week preceding such Interest Determination Date.

The following procedures will be followed if the CMT Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published on the relevant page, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date shall be determined as follows:

•	if “CMT-T7051” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, then the CMT Rate for the applicable Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” for the Designated CMT Maturity Index specified in the applicable pricing supplement as published in the relevant H.15(519) under the caption “Treasury constant maturities”; or

•	if “CMT-T7052” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, or neither “CMT-T7051” nor “CMT-T7052” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, then the CMT Rate for the applicable Interest Determination Date will be the percentage equal to the one week average yield for United States Treasury securities at “constant maturity” for the Designated CMT Maturity Index specified in the applicable pricing supplement as published in the relevant H.15(519) under the caption “Week Ending” and opposite the caption “Treasury constant maturities.”

(2) If the rate referred to in clause (1) above is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date shall be determined as follows:

•	if “CMT-T7051” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, then the CMT Rate for the applicable Interest Determination Date will be the rate for the Designated CMT Maturity Index specified in the applicable pricing supplement as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

•	if “CMT-T7052” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, or neither “CMT-T7051” nor “CMT-T7052” is specified in the applicable pricing supplement as the Designated CMT Reuters Page, then the CMT Rate for the applicable Interest Determination Date will be the one-week average yield for the Designated CMT Maturity Index specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week preceding that Interest Determination Date.

(3) If the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the calculation agent as a yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers in New York City selected by the calculation agent (after consultation with TMCC) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Designated CMT Maturity Index specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time.

(4) If fewer than five but more than two such prices referred to in clause (3) are provided as requested, the CMT Rate for the applicable Interest Determination Date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations will be eliminated.

(5) If fewer than three prices referred to in clause (4) are provided as requested, the CMT Rate for the applicable Interest Determination Date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers in The City of New York selected by the calculation agent from five Reference Dealers selected by the calculation agent (after consultation with TMCC) after eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Designated CMT Maturity Index, a remaining term to maturity closest to the Designated CMT Maturity Index, and in a principal amount that is representative for a single transaction in that market at that time.

(6) If fewer than five but more than two such prices referred to in clause (5) are provided, then the CMT Rate for the applicable Interest Determination Date will be calculated by the calculation agent as the arithmetic mean of the bid prices obtained and neither the highest nor lowest of the quotes will be eliminated.

(7) If fewer than three Reference Dealers selected by the calculation agent are quoting as mentioned in clause (6) above, the CMT Rate will be the rate in effect on the applicable Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, the calculation agent will obtain quotations for the United States Treasury security with the shorter original term to maturity.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated.

Commercial Paper Rate Notes. Commercial Paper Rate notes (“Commercial Paper Rate Notes”) will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Commercial Paper Rate” means the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the heading “Commercial Paper — Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1) If the rate referred to above is not published by 5:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the rate for commercial paper, under the caption “Commercial paper/Nonfinancial”.

(2) If by 5:00 P.M., New York City time, on the related Calculation Date the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Interest Determination Date will be calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, as of the applicable Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (after consultation with TMCC) for U.S. dollar commercial paper having the Index Maturity designated in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency.

(3) If the dealers selected by the calculation agent are not quoting as mentioned in clause (2) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100
360 – (D × M)

where:

“D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes (“Eleventh District Cost of Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published on the relevant page, or if not published by 11:00 A.M., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date.

(2) If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in clause (1) on or before the related Calculation Date for the calendar month immediately preceding the applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds Rate Notes. Federal Funds Rate notes (“Federal Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Federal Funds Rate” means the rate with respect to the applicable Interest Determination Date as set forth in H.15(519) for that day opposite the caption “EFFECT,” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1) If the rate referred to above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519) by 5:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be the rate set forth in the H.15 Daily Update, or such other recognized electronic source for the purpose of displaying such rate, for that day opposite the caption “Federal funds (effective)”.

(2) If the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (after consultation with TMCC) as of a time before 9:00 A.M., New York City time on the applicable Interest Determination Date.

(3) If the brokers so selected by the calculation agent are not quoting as referred to in clause (2) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds OIS Compound Rate Notes. Federal Funds OIS Compound Rate notes (“Federal Funds OIS Compound Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds OIS Compound Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds OIS Compound Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Federal Funds OIS Compound Rate” on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

“d0” is the number of New York Banking Days in the relevant Interest Reset Period;

“i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in H.l5(519) in respect of that day opposite the caption “EFFECT,” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page. Provided, (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519) by 5:00 P.M., New York City time, on the related day, FEDFUNDi for that day will be the rate set forth in the H.15 Daily Update, or such other recognized electronic source for the purpose of displaying such rate, for that day opposite the caption “Federal funds (effective)”; (2) if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the related day, FEDFUNDi for that day will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (after consultation with TMCC) as of a time before 9:00 A.M., New York City time on the applicable day; (3) if the brokers so selected by the calculation agent are not quoting as referred to in clause (2) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page in respect of the first preceding New York Banking Day;

“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

“d” is the number of calendar days in the relevant Interest Reset Period.

“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

LIBOR Notes. LIBOR notes (“LIBOR Notes”) will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and the applicable pricing supplement.

The calculation agent will determine “LIBOR” on each Interest Determination Date as follows:

(1) With respect to any Interest Determination Date, LIBOR will be generally determined as the average of the offered rates for deposits in the Index Currency having the specified Index Maturity beginning on the second London Banking Day immediately after the Interest Determination Date (or, if pounds sterling is the Index Currency, beginning on such date or, if euro is the Index Currency, beginning on the second TARGET Settlement Day immediately after such date), that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.

(2) If fewer than two offered rates appear on the Designated LIBOR Page, or, if no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, LIBOR for that Interest Determination Date will be determined based on the rates on that Interest Determination Date at approximately 11:00 A.M., London time, at which deposits on that date in the Index Currency for the period of the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent (after consultation with TMCC) and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time. The offered rates must begin on the second London Business Day immediately after the Interest Determination Date (or if pounds sterling is the Index Currency, commencing on such Interest Determination Date or, if euro is the Index Currency, beginning on the second TARGET Settlement Day immediately after such date). The calculation agent will request the principal London office of each of these banks to quote its rate. If the calculation agent receives at least two quotations, LIBOR will be the average of those quotations.

(3) If the calculation agent receives fewer than two quotations as referred to in clause (2), LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the Principal Financial Center, on the Interest Determination Date by major banks in the Principal Financial Center selected by the calculation agent (after consultation with TMCC). The rates will be for loans in the Index Currency to leading European banks having the specified Index Maturity beginning on the second London Business Day after that date (or, if pounds sterling is the Index Currency, commencing on such date or, if euro is the Index Currency, beginning on the second TARGET Settlement Day immediately after such date) and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

(4) If the banks so selected by the calculation agent are not quoting as referred to in clause (3) above, the rate of interest on the LIBOR Notes with respect to the following Interest Reset Period will be the rate of interest in effect on the applicable Interest Determination Date.

“Designated LIBOR Page” means the display page specified in the LIBOR Notes and the applicable pricing supplement, or if no page is so specified or LIBOR Reuters is specified, the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

Prime Rate Notes. Prime Rate notes (“Prime Rate Notes”) will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Prime Rate” means the rate on the applicable Interest Determination Date set forth in H.15(519) opposite the caption “Bank prime loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

(1) If the rate referred to above is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan”.

(2) If the rate referred to in clause (1) above is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by three major banks, which may include the calculation agent and its affiliates, in New York City selected by the calculation agent (after consultation with TMCC) as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

(3) If the banks selected by the calculation agent are not quoting as described in clause (2) above, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on the applicable Interest Determination Date.

Treasury Rate Notes. Treasury Rate notes (“Treasury Rate Notes”) will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Treasury Rate” means the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement which appears on either the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page opposite such Index Maturity under the heading “INVEST RATE”.

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

(1) If Treasury Bills having the Index Maturity specified in the applicable pricing supplement were auctioned on the applicable Interest Determination Date and the rate described above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable Treasury Bill auction rate, under the caption “U.S. Government securities/Treasury bills/Auction high”.

(2) If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(3) If the rate described in clause (2) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement set forth in H.15(519) under the caption “U.S. Government securities/Treasury bills/Secondary market”.

(4) If the rate described in clause (3) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government securities/Treasury bills/Secondary market”.

(5) If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by the calculation agent (after consultation with TMCC), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement.

(6) If the dealers selected by the calculation agent are not quoting as described in clause (5) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	× 100
360 – (D × M)

Where:

“D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

“N” refers to 365 or 366, as the case may be; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Indexed Notes

TMCC may from time to time offer notes (“Indexed Notes”) with the amounts payable determined by reference to:

•	the price or prices of specified commodities or stocks;

•	interest rate indices;

•	interest rate swap or exchange rate swap indices;

•	the exchange rate of one or more specified currencies relative to another currency; or

•	other indices as may be specified in the notes and described in the applicable pricing supplement.

Holders of Indexed Notes may receive amounts at Maturity that are greater than or less than the face amount of the Indexed Notes. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity and any applicable historical information and other considerations, including material tax considerations, associated with Indexed Notes, will be set forth in the applicable pricing supplement. See “Risk Factors — An Investment in Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Entails Special Risks” in this prospectus supplement for a description of risks associated with Indexed Notes.

For purposes of determining the voting rights of a holder of an Indexed Note indexed as to principal under the Indenture, the principal amount of the Indexed Note will be deemed to be equal to the face amount of that Note upon issuance.

Amortizing Notes

TMCC may from time to time offer notes (“Amortizing Notes”) with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. TMCC will provide further information concerning additional terms and conditions of any issue of Amortizing Notes in the applicable pricing supplement. TMCC will also include a table setting forth repayment information for each Amortizing Note in the applicable note and the applicable pricing supplement.

Original Issue Discount Notes

As described in “United States Federal Taxation,” TMCC may issue notes from time to time at a price less than its “stated redemption price at maturity,” resulting in the notes being treated as if they were issued with original issue discount for U.S. federal income tax purposes (“Original Issue Discount Notes”). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market. Additional considerations relating to Original Issue Discount Notes may be described in the applicable pricing supplement.

If a bankruptcy case is commenced by TMCC or against TMCC under the United States Bankruptcy Code, it is possible that a portion of the face amount of an original issue discount note would be treated as interest, and that the unamortized portion would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not an allowable claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict what portion, if any, of the face amount of an original issue discount note would be treated as unmatured interest, one possible result is that a bankruptcy court might determine the amount of unmatured interest on the note by (1) reference to the amount of amortized original issue discount of the original issue discount note for tax purposes or (2) the unamortized debt discount of the original issue discount note for financial accounting purposes. The valuation method chosen by a bankruptcy court could lead to a holder of an original issue discount note receiving upon bankruptcy an amount on account of principal different from that specified by the terms of the original issue discount note.

Form of the Notes

TMCC will issue the notes in registered form either as global notes pursuant to a book-entry system or by issuing multiple certificates in definitive form registered in the names of the investors. In addition to acting as trustee under the Indenture, unless otherwise specified in the applicable pricing supplement, DBTCA will also act as TMCC’s paying agent, authentication agent and registrar for the notes, acting through DBTCA’s corporate trust office at 60 Wall Street, Institutional Cash and Securities Services, 16th Floor, New York, New York 10005.

Book-Entry Notes. TMCC generally issues notes under a book-entry system where one or more global notes are issued to a depository or its nominee and ownership interests in the global notes are credited to investor accounts through participants in the depository’s system. Unless TMCC otherwise specifies in the applicable pricing supplement, global notes denominated in U.S. dollars will name a nominee of The Depository Trust Company, New York, New York (“DTC”) as the registered holder (each note so registered to DTC’s nominee is referred to herein as a “DTC Global Note”). If specified in the applicable pricing supplement, notes may also be issued in book-entry form and registered in the name of a common depository or its nominee for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), Luxembourg (each note so registered to Euroclear and Clearstream’s common depository or its nominee is referred to herein as a “Euroclear/Clearstream Global Note”). Links may be established among DTC, Clearstream and Euroclear to facilitate the issuance of the notes and cross-market transfers of interests in the notes associated with secondary market trading. When a book-entry system is used for issuing notes in global form, the depository or its nominee will be the owner of the global note in TMCC’s records and will be the entity entitled to all rights as a holder, including the right to all payments and the right to cast a vote, as further described under “DTC, Euroclear and Clearstream Arrangements” below.

DTC, Euroclear or Clearstream, as applicable, will be considered the sole owner of the global notes for all purposes. Beneficial interests in the global notes will be reflected through records maintained by each depository and participants in each depository system (“Direct Participants”). Purchases of notes under the DTC, Euroclear or Clearstream depository system must be made by or through their respective Direct Participants, which will receive a credit for the notes on the depository’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct Participants’ records and/or the records of other institutions that clear through or maintain a custodial relationship with a Direct Participant (an “Indirect Participant”). Participants in Euroclear and Clearstream may also be Beneficial Owners of DTC Global Notes. In this case, Clearstream and the Euroclear Operator will hold beneficial interests in a DTC Global Note on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear Operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial Owners will not receive written confirmation from DTC, Euroclear or Clearstream of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct Participants and/or Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC, Euroclear or Clearstream are registered in the name of their respective nominees. The deposit of notes with DTC, Euroclear or Clearstream and the registration of notes in the name of their respective nominees do not effect any change in beneficial ownership. DTC, Euroclear and Clearstream have no knowledge of the actual Beneficial Owners of the notes; their records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC, Euroclear or Clearstream to their respective Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC, Euroclear or Clearstream, as applicable. If less than all of the notes within an issue are being redeemed, the practice of DTC, Euroclear and Clearstream is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Certificated Notes. If a depository discontinues providing its services as depository with respect to the notes at any time and a successor depository is not obtained, or if a book-entry system is not utilized for a particular issuance of notes, investors will each receive a physical certificate evidencing their notes. The certificate will name the owner, unless such owner chooses to have a broker/dealer, bank, trust company or other representative hold these certificates on their behalf. If your name properly appears on the certificate and in TMCC’s register, then you will be considered the holder of your note for all purposes. For example, if TMCC needs to ask the holders of the notes to vote on a proposed amendment to the notes, you will be asked directly by TMCC to cast the vote regarding your note. If some other entity holds the certificates for you and is named as the holder in TMCC’s register, that entity will be considered the holder of your note in TMCC’s register and will be entitled to cast the vote regarding your note. However, depending on your arrangements, this entity may be required to contact you for voting instructions.

Exchanges. Certificated notes cannot be exchanged for book-entry global notes. Book-entry global notes can be exchanged for certificated notes only if (i) the depository for the global note notifies TMCC that it is unwilling or unable to hold global notes and another depository is not appointed or (ii) TMCC determines at any time that the notes shall no longer be represented by global notes, in which case TMCC will inform the applicable depository of such determination, who will, in turn, notify its participants of their right to withdraw their notes from the applicable depository. In these limited circumstances, TMCC will issue certificated notes in exchange for the book-entry notes. There will be no service charge for this exchange, but if a tax or other governmental charge is imposed, TMCC may require you to pay it.

Denominations. Each note will be issued in denominations of $1,000 and integral multiples of $1,000, unless otherwise provided in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on the notes will be made in U.S. dollars. The denominations for notes denominated in a foreign currency will be set forth in the applicable pricing supplement.

Special Provisions Relating to Foreign Currency Notes

Form of Foreign Currency Notes. Unless otherwise indicated in the applicable pricing supplement, notes denominated in currencies other than U.S. dollars initially offered and sold outside the United States using a book-entry system will be issued as one or more global certificates which will be registered in the name of a nominee for, and shall be deposited with, a common depository for Euroclear and/or Clearstream. If notes with the same terms are issued utilizing both a DTC Global Note and an Euroclear/Clearstream Global Note in order to allow transfers between account holders utilizing the different book-entry systems, the Trustee, as registrar (or any successor registrar) will adjust the amounts of the global notes on the register for the accounts of the nominees for the respective systems.

Payments on Foreign Currency Notes. Distributions of principal and interest with respect to an Euroclear/Clearstream Global Note will be credited, in the specified currency, to the extent received by Euroclear or Clearstream, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures. If the pricing supplement provides for both a DTC Global Note and an Euroclear/Clearstream Global Note for notes denominated in currencies other than U.S. dollars, then a holder of a beneficial interest in a DTC Global Note will receive all payments of principal and interest in United States dollars in accordance with DTC’s rules and procedures, unless it has, or participants through which it holds its beneficial interest have, made other arrangements.

Secondary Market Trading

The following provisions will apply to trading in the secondary market:

•   Trading between DTC participants. Secondary market sales of book-entry interests in DTC Global Notes between DTC participants will occur in the ordinary way in accordance with rules of DTC and its participants and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in United States dollars, or free of payment if payment is not effected in United States dollars. Where payment is not effected in United States dollars, separate payment arrangements outside DTC are required to be made between DTC participants.

•   Trading between Euroclear and/or Clearstream Participants. Secondary market sales of book-entry interests in an Euroclear/Clearstream Global Note to purchasers of book-entry interests in an Euroclear/Clearstream Global Note will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the conventional procedures applicable to Eurobonds.

The following provisions will apply to trading of notes in the secondary market where the applicable pricing supplement indicates that a particular issue of notes is issued both in the form of a DTC Global Note and an Euroclear/Clearstream Global Note.

•   Trading between DTC seller and Euroclear/Clearstream purchaser. When book-entry interests in notes are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC Global Note to the account of a Euroclear or Clearstream account holder wishing to purchase a beneficial interest in an

Euroclear/Clearstream Global Note, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream account holder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream account holder. On the settlement date, the custodian will instruct the registrar to (1) decrease the amount of notes registered in the name of the DTC nominee as evidenced by the DTC Global Note and (2) increase the amount of notes registered in the name of the nominee of the common depository for Euroclear and Clearstream as evidenced by the Euroclear/Clearstream Global Note. Book-entry interests will be delivered free of payment to Euroclear or Clearstream for credit to the relevant account holder on the first Business Day following the settlement date.

•   Trading between Euroclear/Clearstream seller and DTC purchaser. When book-entry interests in notes are to be transferred from the account of a Euroclear or Clearstream account holder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC Global Note, the Euroclear or Clearstream participant must send to Euroclear or Clearstream, delivery free of payment instructions within its established deadline one business day prior to the settlement date. Euroclear or Clearstream will in turn transmit appropriate instructions to the common depository for Euroclear and Clearstream and the registrar to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear and Clearstream account holder, as the case may be. On the settlement date, the common depository for Euroclear and Clearstream will (1) transmit appropriate instructions to the custodian who will in turn deliver such book-entry interests in the notes free of payment to the relevant account of the DTC participant and (2) instruct the registrar to decrease the amount of notes registered in the name of the nominee of the common depository for Euroclear and Clearstream as evidenced by the Euroclear/Clearstream Global Note, and to increase the amount of Notes registered in the name of the DTC nominee evidenced by the DTC Global Note.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

All transfers, notices, payments and other procedures, and the timing and sufficiency thereof, relating to DTC, Euroclear and Clearstream or any other such depository or nominee, are subject to the rules and procedures applicable to the relevant book-entry system. Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time by any of them.

DTC, Euroclear and Clearstream Arrangements

So long as DTC or its nominee or Euroclear, Clearstream, or their nominee or their common depository is the registered holder of global notes, DTC, Euroclear, Clearstream or such common depository or nominee, as the case may be, will be considered the sole owner of the global notes for all purposes. Payments of principal and interest in respect of the global notes will be made to DTC, Euroclear, Clearstream or such common depository or nominee, as the registered holder thereof, and any vote or other action to be taken by the holder shall be made or taken by such registered owner. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream and their participants. Generally, these depositories and the broker/dealers, banks, trust companies and other representatives that are part of their respective systems are required to provide for payment to investors in the notes, contact investors for voting instructions, and otherwise provide investors with the rights of a holder in accordance with the applicable procedures and rules of the depository and its participants.

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither TMCC nor the Trustee will have any responsibility to investors for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or account holders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC Direct Participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Direct Participant, either directly or indirectly. The DTC Rules applicable to DTC Direct Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book- entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participants of Euroclear (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the agents. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.

Information concerning DTC, Clearstream, and Euroclear in this prospectus supplement has been obtained from sources TMCC believes to be reliable, but TMCC takes no responsibility for the accuracy thereof.

Methods of Payment

Unless otherwise specified in the applicable pricing supplement, DBTCA will act as TMCC’s paying agent and will make all payments of principal, premium and interest on the notes on TMCC’s behalf. Payments on global notes will be made to the account of the applicable depository’s nominee as registered holder by wire transfer of immediately available funds. Neither TMCC nor DBTCA can make any payments to owners of beneficial interests in book-entry notes. Instead, DTC, Euroclear or Clearstream, as applicable, will credit the funds to which an investor is entitled to the account of the participant through which the investor holds its note. That participant, in turn, will credit these funds to your account (or the account of any other intermediary through which you hold your note). Each registered holder of certificated notes will receive payments of principal and interest due at Maturity or earlier redemption by wire transfer of immediately available funds after presenting the matured or redeemed note at the Trustee’s corporate trust office in New York City, New York, initially at 60 Wall Street, Institutional Cash and Securities Services, 16th Floor, New York, New York 10005. Interest payable on a certificated note at any other time will be paid by check mailed to your address as it appears in the paying agent’s records. If you own $10,000,000 aggregate principal amount or more of notes having the same interest payment dates, TMCC may pay you interest prior to Maturity by wire transfer of immediately available funds if you give the appropriate instructions to the Trustee at least 15 calendar days before the applicable interest payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the holder of the note.

Except as set forth in “Risk Factors—Foreign Currency Judgments Are Subject to Exchange Rate Risks,” and unless specified otherwise in the applicable pricing supplement, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to TMCC due to the imposition of exchange controls or other circumstances beyond its control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to TMCC or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture. However, if TMCC cannot make payment in a specified currency solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, TMCC will be able to satisfy its obligations under those notes by making payment in euro. In addition, if any of the notes are not denominated in U.S. dollars or if the principal of, premium or interest on the notes is payable in or by reference to a currency or in amounts determined by reference to one or more currencies other than that in which the note is denominated, any other applicable provisions will be included in the note and described in the applicable pricing supplement.

Other Provisions; Addenda

Any provisions with respect to notes, including the determination of an Interest Rate Basis, the specification of Interest Rate Basis, the calculation of the interest rate applicable to a floating rate note, the Interest Payment

Dates, the stated maturity date, any redemption or repayment provisions or any other matters may be modified as specified under “Other Provisions” on the face of the note or in an addendum to the note and in the applicable pricing supplement.

 Use of Proceeds

TMCC intends to use the net proceeds from the sale of the notes for general corporate purposes, including the purchase of earning assets and the retirement of debt. TMCC may use the net proceeds initially to reduce short-term borrowings or invest in short-term obligations.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Nine Months Ended December 31,	Year Ended March 31,
	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	4.00	2.00	3.27	2.85	2.85	1.83

United States Federal Taxation

The following are the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the notes. This discussion applies to you only if you purchase the notes for cash and hold the notes as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and the consequences resulting from the Medicare tax on investment income, or to a holder subject to special rules, such as:

•	a financial institution;

•	an insurance company;

•	a dealer or trader in securities, commodities, or foreign currencies subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction or entering into a constructive sale with respect to the notes;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity treated as a partnership for U.S. federal income tax purposes;

•	a regulated investment company;

•	a real estate investment trust; or

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA,” respectively.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that in each case a holder of a note would be entitled under the terms of the note to receive a payment at maturity equal to at least 100% of the principal amount of the note.

In addition, TMCC will not attempt to ascertain whether any issuer of any shares to which a note relates (whether an individual stock or a component of a stock index; such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to you if you are a U.S. Holder (as defined below), in the case of a PFIC, and to you if you are a Non-U.S. Holder (as defined below), in the case of a USRPHC, upon the sale, exchange or retirement of a note. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Shares is or becomes a PFIC or a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. You are a “U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Stated Interest

Subject to the discussions below, stated interest paid on a note will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes, short-term notes, floating rate notes, foreign currency notes and contingent payment notes are described under “—Original Issue Discount Notes,” “—Short-Term Notes,” “—Floating Rate Notes,” “—Foreign Currency Notes” and “—Contingent Payment Notes” below.

Sale, Exchange or Retirement of the Notes

Subject to the discussions below, you will recognize taxable gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which is treated as interest as described under “—Payments of Stated Interest” above. Your “adjusted tax basis” in a note will equal your cost of the note, increased by the amount of any market discount or original issue discount previously included in income by you with respect to the note, and reduced by any amortized bond premium, any principal payments you received and, in the case of an original issue discount note, any other payments that do not constitute qualified stated interest (as defined below).

Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange or retirement, the note has been held for more than one year. Exceptions to this general rule apply in the case of a short-term note, to the extent of any accrued discount not previously included in your taxable income. See “—Short-Term Notes” below. In addition, other exceptions to this general rule apply in the case of contingent payment notes, certain foreign currency notes and notes that are acquired with market discount. See the discussions under “—Contingent Payment Notes,” “—Foreign Currency Notes” and “—Market Discount” below. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Original Issue Discount Notes

General. A note (other than a short-term note or a contingent payment note, each as defined below) that is issued at an issue price less than its stated redemption price at maturity will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below). The amount of original issue discount will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note equals the sum of all payments required under the note other than payments of qualified stated interest. “Qualified stated interest” is stated interest unconditionally payable in cash or property (other than in TMCC’s debt instruments) at least annually during the entire term of the note. For a note that provides for interest only at a single fixed rate, qualified stated interest is equal to the outstanding principal balance of the note multiplied by the fixed rate of interest. Subject to the discussion below under “—Notes Subject to Early Redemption,” if a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the note will be issued with original issue discount. See “—Floating Rate Notes” below with regard to qualified stated interest in the case of floating rate notes.

Subject to any additional discussion in the applicable pricing supplement and to the discussion below regarding reopenings, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the “issue price” of a note (i.e., the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) is equal to the note’s stated issue price indicated in the applicable pricing supplement.

A note will not be considered to have original issue discount if the difference between the note’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations, generally, as ¼ of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity or, generally, in the case of an “installment obligation” (as defined by applicable Treasury regulations), multiplied by the weighted average maturity. The “weighted average maturity” is the sum of the following amounts determined for each payment under the note other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the note until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the note’s stated redemption price at maturity. If you hold a note with a de minimis amount of original issue discount, you will generally be required to include this original issue discount in income as capital gain on a pro rata basis as principal payments are made on the note.

If you hold an original issue discount note, you will be required to include any qualified stated interest payments in income in accordance with your method of accounting for U.S. federal income tax purposes. You will also be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income.

You may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

Additional rules applicable to Original Issue Discount Notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of a specified currency other than the U.S. dollar, are described under “—Foreign Currency Notes” below.

Treasury regulations provide specific rules regarding whether additional notes issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original notes to which they relate for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, TMCC intends to treat additional notes issued by it in any reopening as part of the original issuance to which they relate for U.S. federal income tax purposes, and TMCC therefore expects that the amount of original issue discount on such additional notes will generally be the same as that of the original notes to which they relate. However, if the IRS were to successfully challenge such treatment, the additional notes would not be treated as part of the same issuance as the original notes and, therefore, the amount of original issue discount on the additional note could differ from that of an original note to which such additional note relates.

Notes Subject to Early Redemption. A note subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the note is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount). Under applicable Treasury regulations, TMCC will generally be presumed to exercise an option to redeem a note if the exercise of the option will lower the yield on the note.

Conversely, you will generally be presumed to exercise an option to require TMCC to repurchase a note if the exercise of the option will increase the yield on the note. In either case, if such an option is not in fact exercised, the note will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date. For purposes of this section, a note’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the note other than payments of qualified stated interest.

Under these rules, if a note provides for a fixed rate of interest that increases over the term of the note and TMCC has an option to redeem the note for an amount equal to the stated principal amount prior to the first date on which an increased rate of interest is in effect, the yield on the note will be lowered if TMCC redeems the note before the initial increase in the interest rate, and therefore TMCC’s redemption option will be treated as exercised. Since the note will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the note will not be treated as issued with original issue discount. If a note is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, TMCC does not redeem the note before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the note that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without original issue discount.

Short-Term Notes

A note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance will be treated as a “short-term note.”

Under the applicable Treasury regulations, a short-term note will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term note (including all stated interest) over its issue price.

If you are a cash method taxpayer, you will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless you elect to do so. If you do not make such election, you should include the stated interest payments on the short-term notes, if any, as ordinary income upon receipt. Except in the case of stated interest payments, if you are a cash method taxpayer, you generally will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a sale, exchange or redemption, as described below. If you are an accrual method taxpayer, you will be required to include the discount in income as it accrues on a straight-line basis, unless you make an election to accrue the discount according to a constant yield method based on daily compounding. At maturity of the short-term notes, any gain realized will be treated as ordinary income. Upon a sale, exchange or redemption of a short-term note, any gain you recognize should be treated as ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and short-term capital gain otherwise, and any loss you recognize will be treated as a short-term capital loss. If you are a cash method taxpayer and you do not make the election to include the discount in income on an accrual basis, you will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until you include the discount on the notes in income or dispose of the notes (including in certain nontaxable transactions). You should consult your tax adviser regarding these deferral rules.

Floating Rate Notes

General. Floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:

•	the issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at current values of:

o	one or more qualified floating rates,

o	a single fixed rate and one or more qualified floating rates,

o	a single objective rate, or

o	a single fixed rate and a single objective rate that is a qualified inverse floating rate, each as defined in the applicable Treasury regulations; and

•	certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.

In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. For example, the commercial paper rate, the LIBOR rate and the CMT rate will generally be treated as qualified floating rates for notes denominated in U.S. dollars. In general, a variable rate is not a “qualified floating rate” if it is subject to (i) a restriction or restrictions on the maximum stated interest rate (a “cap”), (ii) a restriction or restrictions on the minimum stated interest rate (a “floor”), (iii) a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “governor”), or (iv) any other restrictions similar to (i), (ii) and (iii). Notwithstanding the preceding sentence, the following restrictions will not cause a variable rate to fail to be a qualified floating rate:

•	a cap, floor, or governor that is fixed throughout the term of the floating rate note;

•	a cap or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly less than the expected yield determined without the cap;

•	a floor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more than the expected yield determined without the floor; or

•	a governor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more or significantly less than the expected yield determined without the governor.

In general, an “objective rate” is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula that is based on objective financial or economic information. A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the two preceding sentences if the values of the applicable rates on the issue date are within ¼ of 1 percent of each other.

Unless otherwise provided in the applicable pricing supplement, it is expected, and this discussion assumes, that a floating rate note will qualify as a variable rate debt instrument. Under the applicable Treasury regulations, special rules apply for purposes of determining whether a variable rate debt instrument is issued with original issue discount, as described below in “—Floating Rate Notes that Provide for a Single Variable Rate” and “—Floating Rate Notes that Provide for Multiple Rates.” If a floating rate note does not qualify as a variable rate debt instrument, then the floating rate note will be treated as a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see the discussion under “—Contingent Payment Notes” below.

Floating Rate Notes that Provide for a Single Variable Rate. All stated interest on a floating rate note will constitute qualified stated interest and will be taxed as described above in “—Payments of Stated Interest” if:

•	the floating rate note provides for stated interest at a single variable rate throughout the term thereof; and

•	the stated interest on the floating rate note is unconditionally payable in cash or other property (other than in TMCC’s debt instruments) at least annually.

Thus, such a floating rate note will generally not be treated as issued with original issue discount unless the floating rate note is issued at an issue price below its stated principal amount and the difference between the issue price and the stated principal amount is equal to or greater than a specified de minimis amount, as described above under “—Original Issue Discount Notes—General.”

If a floating rate note that provides for stated interest at a single variable rate is issued with original issue discount equal to or greater than a specified de minimis amount, the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such a floating rate note are determined under the rules applicable to fixed rate debt instruments, discussed under “—Original Issue Discount Notes—General” above, by assuming that the variable rate is a fixed rate equal to:

•	in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or

•	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

Floating Rate Notes that Provide for Multiple Rates. In general, a floating rate note that provides for (i) multiple floating rates or (ii) one or more floating rates in addition to a single fixed rate will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note. A floating rate note must be converted into an “equivalent” fixed rate debt instrument by substituting for any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the substitute qualified floating rate or qualified inverse floating rate, as appropriate, rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the floating rate note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument, and a U.S. Holder of the floating rate note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument, as described under “—Original Issue Discount Notes—General” above. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest (or, in certain circumstances, original issue discount) assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period.

Market Discount

If you purchase a note (other than a short-term note or a contingent payment note) for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount note, its adjusted issue price, defined above under “—Original Issue Discount Notes—General”) the amount of the difference will in general be treated as market discount for U.S. federal income tax purposes. However, if such difference is less than ¼ of 1 percent of the note’s stated redemption price at maturity, multiplied by the number of complete years to maturity after your purchase, the note will be considered to have only “de minimis market discount” which will in general not be treated as market discount for U.S. federal income tax purposes.

If the note has market discount, you generally will be required to treat any principal payment (or in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless you have previously included this market discount in income pursuant to an election to include market discount in income as it accrues or pursuant to a constant yield election by you as described under “—Original Issue Discount Notes—General” above. If you dispose of such a note in certain nontaxable transactions, accrued market discount will be includible as ordinary income to you as if you had sold the note in a taxable transaction at its then fair market value. In addition, you may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Acquisition Premium and Amortizable Bond Premium

If you purchase a note (other than a contingent payment note) for an amount that is greater than the note’s adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that you must include in your gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If you purchase a note (other than a contingent payment note) for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will generally be considered to have purchased the note with amortizable bond premium equal to such excess. You may elect to amortize this bond premium, using a constant yield method, over the remaining term of the note. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

You may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in your income with respect to the note in that accrual period. Special rules may apply in the case of notes that are subject to optional redemption that may have the effect of reducing the amount of amortizable bond premium on those notes. In addition, if you purchase a note with amortizable bond premium that was issued with original issue discount, you will not be required to include any original issue discount in your income with respect to the note.

If you make a constant yield election (as described under “—Original Issue Discount Notes—General” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Contingent Payment Notes

General. Certain floating rate notes that do not qualify as variable rate debt instruments as described above and certain other notes providing for contingent payments will generally be treated as “contingent payment debt instruments” for U.S. federal income tax purposes (and will be referred to in this discussion as “contingent payment notes”). Contingent payment notes will be subject to special rules that govern the tax treatment of debt obligations that are treated under applicable Treasury regulations (the “contingent payment debt regulations”) as providing for contingent payments.

Pursuant to the contingent payment debt regulations, if you hold a contingent payment note, you will be required to accrue interest income on the contingent payment note on a constant yield basis, based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes. Accordingly, you may be required to include interest in income in a year in excess of any stated interest payments actually received in that year. No interest payments on a contingent payment note are qualified stated interest payments.

The contingent payment debt regulations provide that you must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the contingent payment note that equals the product of:

•	the adjusted issue price (as defined below for purposes of this section) of the contingent payment note as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the contingent payment note, adjusted for the length of the accrual period; and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the contingent payment note and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a contingent payment note is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the contingent payment note.

The term “comparable yield” as used in the contingent payment debt regulations means the greater of (i) the annual yield TMCC would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent payment notes, and (ii) the applicable federal rate (which is published monthly by the IRS).

The contingent payment debt regulations require that TMCC provides to you, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the contingent payment notes. This schedule must produce a yield to maturity that equals the comparable yield.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine your interest accruals and adjustments thereto in respect of the contingent payment notes for U.S. federal income tax purposes. They do not constitute a projection or representation by TMCC regarding the actual amounts that will be paid on the contingent payment notes.

Adjustments to Interest Accruals on the Contingent Payment Notes. If, during any taxable year, you receive actual payments with respect to your contingent payment note that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent payment debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the contingent payment note that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent payment debt regulations equal to the amount of such deficit. This net negative adjustment:

•	will first reduce your interest income on the contingent payment note for that taxable year;

•	to the extent of any excess, will give rise to an ordinary loss to the extent of your interest income on the contingent payment note during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

•	to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the contingent payment note or to reduce the amount realized on a sale, exchange or retirement of the contingent payment note.

A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Special rules will apply if one or more contingent payments on a contingent payment note become fixed. If one or more contingent payments on a contingent payment note become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the relevant contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a contingent payment note become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the note. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent payment debt regulations. Your tax basis in the note and the character of any gain or loss on the sale of the note will also be affected in this event. You should consult your tax adviser concerning the application of these special rules.

Sale, Exchange or Retirement of the Contingent Payment Notes. Generally, the sale, exchange or retirement of a contingent payment note will result in taxable gain or loss to you. The amount of gain or loss on a sale, exchange or retirement of a contingent payment note will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by you, including the fair market value of any stock received, from the sale, exchange or retirement of the contingent payment note (the “amount realized”) and (b) your adjusted tax basis in the contingent payment note. As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange or retirement of the contingent payment note.

For purposes of determining the amount realized on the scheduled retirement of a contingent payment note, you will be treated as receiving the projected amount of any contingent payment due on the scheduled retirement. As previously discussed, to the extent that actual payments with respect to the notes during the year of the scheduled retirement, including a contingent payment at maturity, are greater or less than the projected payments for such year, you will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

Your adjusted tax basis in a contingent payment note generally will be equal to your original purchase price for the contingent payment note, increased by any interest income previously accrued by you (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the contingent payment note (without regard to the actual amount paid).

Gain recognized by you upon a sale, exchange or retirement of a contingent payment note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent payment note and, thereafter, capital loss (which will be long-term capital loss if the contingent payment note has been held for more than one year). The deductibility of capital losses is subject to limitations. If you recognize a loss upon a sale or other disposition of a contingent payment note and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as discussed under “—Disclosure Requirements” below. You should consult your tax adviser regarding this reporting obligation.

Purchase of Contingent Payment Notes at a Price Other Than the Adjusted Issue Price. If you purchase a contingent payment note for an amount that differs from the adjusted issue price of the contingent payment note at the time of purchase, you will be required to make additional positive or negative adjustments to interest income on the contingent payment note equal to the difference between the purchase price of the contingent payment note and its adjusted issue price at the time of purchase. If the purchase price of the contingent payment note is less than its adjusted issue price at the time of purchase a positive adjustment will result, and if the purchase price is greater than its adjusted issue price at the time of purchase a negative adjustment will result. You will be required to reasonably allocate the positive or negative adjustment (as the case may be) to daily portions of accrued interest (for example, to the extent the adjustment is attributable to a change in interest rates since the original issue date of the contingent payment note) or projected payments (for example, to the extent the adjustment is attributable to a change in the expected amounts of contingent payments potentially payable in respect of the contingent payment note, and not to a change in interest rates) over the remaining term of the contingent payment note. If the contingent payment note is listed on a national securities exchange or an interdealer quotation system sponsored by a national securities association, you generally would be permitted, but not required, to allocate such adjustment on a pro rata basis to the daily portions of accrued interest (as described above) over the remaining term of the contingent payment note. This pro rata allocation, however, would not be reasonable and thus would not be permitted to the extent that the allocation produces a deemed yield on the contingent payment note that is less than the applicable federal rate for the contingent payment note as of the purchase date (determined as if the remaining term of the contingent payment note were the term of the contingent payment note). Any adjustment allocated to a daily portion of accrued interest will be taken into account on the date such daily portion accrues. Any adjustment allocated to one or more projected payments will be taken into account when the relevant projected payment is made (or if the projected payment becomes fixed more than six months prior to the due date for payment, when such payment becomes fixed). Any such positive or negative adjustment will increase or decrease, respectively, your adjusted tax basis in the contingent payment note at the time such adjustment is required to be taken into account.

Foreign Currency Notes

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” However, the U.S. federal income tax consequences to you of the ownership and disposition of other currency-linked notes and nonfunctional currency contingent payment debt instruments are not discussed in this prospectus supplement and will be discussed in the applicable pricing supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss realized upon the sale, exchange, retirement or other disposition of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on your particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of qualified stated interest (or proceeds from a sale, exchange, retirement or other disposition attributable to accrued qualified stated interest) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency. If you are a cash method holder and you receive a payment of qualified stated interest in U.S. dollars, you should include the amount of this payment in income upon receipt. If you are a cash method holder, to the extent that you are required to accrue original issue discount on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the original issue discount.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium to the extent applicable, each calculated in the relevant foreign currency) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest are actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including original issue discount) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Foreign currency gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the same period as a return of principal that is treated in the same manner as on the sale, exchange or retirement of the foreign currency note (as discussed below). Any such foreign currency gain or loss will be ordinary income or loss as described below.

Tax Basis in Foreign Currency Notes. Your tax basis in a foreign currency note, and the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Sale, Exchange or Retirement of Foreign Currency Notes. Foreign currency gain or loss recognized upon the sale, exchange or retirement of a foreign currency note will be ordinary income or loss that will not be treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between (i) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously amortized) in the relevant foreign currency of the note, determined on the date the payment is received in exchange for the note or the foreign currency note is disposed of, and (ii) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously amortized) in the foreign currency of the note, determined on the date you acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. Foreign currency gain or loss realized upon the sale, exchange or retirement of any foreign currency note will be recognized only to the extent of the total gain or loss realized by you on the sale, exchange or retirement of the foreign currency note. Any gain or loss realized by you in excess of the foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, or, in the case of a short-term note, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of a foreign currency note and such loss is above certain thresholds, then you may be required to file a disclosure statement with the IRS, as discussed under “—Disclosure Requirements” below. You should consult your tax adviser regarding this reporting obligation.

You will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of such sale, exchange or retirement. If you are a cash method taxpayer and you buy or sell a foreign currency note that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations with respect to such foreign currency between the trade date and the settlement of the purchase or sale. If you are an accrual method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market. This election cannot be changed without the consent of the IRS. Otherwise, an accrual method taxpayer will realize foreign currency gain or loss to the extent the U.S. dollar value of the foreign currency received (based on the spot rate in effect on the date of receipt) differs from the U.S. dollar value of the foreign currency on the date of the sale, exchange or retirement of the note. Any gain or loss realized by you on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes unless you provide proof of an applicable exemption from the information reporting rules. Backup withholding may apply in respect of the amounts paid to you, unless you provide a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or you provide proof of an applicable exemption. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your federal income tax liability provided that the required information is timely furnished to the IRS.

Disclosure Requirements

Applicable U.S. Treasury regulations require taxpayers that participate in certain “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria. Whether an investment in a note constitutes a “reportable transaction” for you depends on your particular circumstances. You should consult your tax adviser concerning any possible disclosure obligation that you may have with respect to your investment in the notes and should be aware that TMCC (or other participants in the transaction) may determine that the investor list maintenance requirement applies to the transaction and comply accordingly with this requirement.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning and disposing of a note.

Interest on the Notes

General. Subject to the discussions below, you generally will not be subject to U.S. federal income or withholding tax in respect of interest (including original issue discount, if any) on a note, provided that:

•	you do not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of TMCC’s stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to TMCC through stock ownership;

•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code;

•	you fulfill the certification requirement described below; and

•	the interest is not contingent on TMCC’s profits, revenues or on changes in the value of TMCC’s property or otherwise described in section 871(h)(4) of the Code.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if you furnish (or a financial institution holding a note on your behalf furnishes) to TMCC or the applicable withholding agent an IRS Form W-8 appropriate to your circumstances, on which you certify, under penalties of perjury that you are not a U.S. person.

Sale, Exchange or Retirement of the Notes

Subject to the discussions below, you generally will not be subject to U.S. federal income tax (including withholding tax) on gain recognized on a sale, exchange or retirement of the notes (other than gain treated as interest income, which is subject to the rules in “––Interest on the Notes” above).

Effectively Connected Income

If you are engaged in a trade or business in the United States, and if income or gain on your note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you), although exempt from the withholding tax on interest discussed above, you will generally be taxed in the same manner as a U.S. Holder (see “—Tax Consequences to U.S. Holders” above). You will also be required to provide a properly executed IRS Form W-8ECI, in the case of amounts treated as interest income, in order to claim an exemption from the withholding described above. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code imposes a 30% withholding tax on certain “dividend equivalents” paid or deemed paid with respect to U.S. equities or equity indices under certain circumstances. Proposed Treasury regulations could apply Section 871(m) of the Code in the future to notes linked to U.S. equities or equity indices offered under this prospectus supplement (such as certain Indexed Notes), under certain circumstances, even in cases where no current payment is made under the notes or where the notes do not provide for any payment that is explicitly linked to a dividend. No assurances can be given as to whether or how Section 871(m) of the Code will be applied to notes linked to U.S. equities or equity indices. If withholding is required, TMCC will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding the potential application of Section 871(m) of the Code. Where warranted, TMCC will disclose further information regarding the possible application of Section 871(m) of the Code in the applicable pricing supplement.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a note that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty or withholding under FATCA). You should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the notes in your particular situation and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person for U.S. federal income tax purposes, information returns may also be filed in connection with the proceeds from a sale, exchange or other disposition of a note. You may be subject to backup withholding in respect of amounts paid to you, unless you comply with certification procedures to establish that you are not a United States person for U.S. federal income tax purposes or otherwise establish an exemption. Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. Withholding (if applicable) applies to any payment of amounts treated as interest on the notes and, for dispositions after December 31, 2016, any payment of gross proceeds of the disposition (including upon retirement) of the notes. If withholding applies to the notes, TMCC will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding the potential application of FATCA to the notes.

Plan of Distribution

TMCC is offering the notes on a continuing basis through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Société Générale and Toyota Financial Services Securities USA Corporation, who have agreed to use their reasonable efforts to solicit offers to purchase the notes. TMCC may also sell notes to these agents, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by the agent, or, if so specified in an applicable pricing supplement, at a fixed initial offering price. TMCC also reserves the right to sell notes directly on its own behalf or through other persons, acting either as agent or principal, on substantially identical terms as those applicable to the agents listed on the front cover of this prospectus supplement. In this prospectus supplement, persons who purchase notes from TMCC as agents or as principal for resale are referred to as “agents.”

TMCC reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, without notice and may reject orders in whole or in part whether placed directly with TMCC or through one of the agents. The agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by them. Unless otherwise specified in the applicable pricing supplement, TMCC will pay a commission to the agents for sales of notes on an agency basis ranging from 0.050% to 0.875% of the principal amount of the note, depending on the stated maturity of the note (or for a note with a stated maturity of more than 30 years, a commission as agreed upon by TMCC and the related agent at the time of sale) sold through the agents.

The agents may offer the notes they have purchased from TMCC as principal to other dealers for resale to investors and other purchasers, and may allow a portion of the discount received in connection with the purchase to other dealers. Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the notes less a commission agreed to by the agent and TMCC, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to other dealers as described above. After the initial public offering of notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price and the discounts offered by the agents to other dealers may be changed.

Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. TMCC has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect of these liabilities. TMCC has agreed to reimburse each of the agents for certain expenses.

No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on, or admitted to trading on or by, any stock exchanges and/or markets within or outside the United States. The agents may from time to time make a market in the notes but are not obligated to do so and may cease at any time.

In addition to the offerings of notes described herein, debt securities having terms substantially similar to the terms of the notes offered hereby (but constituting a separate series of debt securities for purposes of the Indenture) may be offered outside the United States by TMCC on a continuing basis, concurrently with the offering of the notes hereby. TMCC may also sell notes, other debt securities or other securities pursuant to another prospectus supplement to the accompanying prospectus.

In connection with the offering of notes purchased by an agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in the notes in connection with the offering by selling more notes than they have purchased from TMCC, then the agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases. The agents are not required to engage in these activities, and may end any of these activities at any time. Neither TMCC nor the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.

Société Générale is not a U.S. registered broker-dealer, and will not affect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

Conflicts of Interest

Some of the agents and their affiliates have provided, and may in the future provide, investment banking, commercial banking and other services to TMCC or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these services.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of TMCC or its affiliates. Certain of the agents or their affiliates that have a lending relationship with TMCC or its affiliates routinely hedge, and certain other of those agents or their affiliates may hedge, their credit exposure to TMCC and its affiliates consistent with their customary risk management policies. A typical such hedging strategy would include these agents or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in TMCC’s securities or those of its affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

TMCC may enter into hedging transactions in connection with any particular issue of notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, an agent participating in the distribution of that issue of notes, or an affiliate of that agent. Agents and their affiliates may receive compensation, trading gain or other benefits in connection with the hedging transactions described above.

Toyota Financial Services Securities USA Corporation (“TFSS USA”), an affiliate of TMCC, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The principal business of TFSS USA is to sell debt securities of its affiliates, including those of TMCC. Because TFSS USA is an affiliate of TMCC, TFSS USA may be deemed to have a “conflict of interest” with TMCC pursuant to FINRA Rule 5121. Accordingly, any offering of notes under this prospectus supplement in which TFSS USA participates will be made in compliance with the applicable rules and requirements of the FINRA, including FINRA Rule 5121.

Selling Restrictions

TMCC has taken no action that would permit a public offering of the notes outside the United States. Each agent has agreed to comply with the following selling restrictions and any additional agent appointed by TMCC will be required to represent and agree to all applicable restrictions:

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as completed by the applicable pricing supplement in relation thereto to the public in that Relevant Member State other than:

(i)           to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)           to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant agent or agents nominated by the Company for any such offer; or

(iii)         in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require TMCC or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for TMCC or any of the agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither TMCC nor the agents have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for TMCC or the agents to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In relation to the United Kingdom, this document is being distributed to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Switzerland

In relation to Switzerland, this prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss

Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Dubai International Financial Centre

In relation to Dubai International Financial Centre, this prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

Each agent represents, warrants and agrees that:

(i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes (except for Notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) other than (a) to “professional investors” as defined in the SFO and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

(ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or other document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Validity of the Notes

Katherine Adkins, Esq., General Counsel of TMCC, will pass upon the validity of the notes offered by this prospectus supplement for TMCC. O’Melveny & Myers LLP will pass upon the validity of the notes offered by this prospectus supplement and act as counsel for the underwriters, dealers or agents, if any.

TOYOTA MOTOR CREDIT CORPORATION

Medium-Term Notes, Series B

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Arranger

Barclays

Citigroup

Deutsche Bank Securities

HSBC

J.P. Morgan

Morgan Stanley

RBC Capital Markets

Société Générale Corporate & Investment Banking

Toyota Financial Services Securities USA Corporation

February 26, 2015

PROSPECTUS

Toyota Motor Credit Corporation

Debt Securities

By this prospectus, Toyota Motor Credit Corporation (“TMCC”) may offer from time to time its senior unsecured debt securities. The debt securities offered are solely TMCC’s obligations and will not be guaranteed by Toyota Motor Corporation, Toyota Financial Services Corporation, or any other entity. When offering debt securities, TMCC will provide you with a prospectus supplement describing the specific terms of the securities. This prospectus may not be used to complete sales of debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The debt securities:

•	will be in one or more series;

•	will be offered in amounts, at prices, in currencies and on terms to be agreed upon by TMCC and the purchasers;

•	will be issued in amounts, with maturities, interest rates and offering prices set forth in a prospectus supplement; and

•	will be sold by TMCC through agents, to or through underwriters or dealers, or directly to purchasers.

If the terms of particular debt securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in the prospectus supplement.

TMCC’s principal executive offices are located at 19001 South Western Avenue, Torrance, California 90501, and its telephone number is (310) 468-1310.

Investing in these debt securities involves risks. See “Risk Factors” on page 1 of this prospectus and, if applicable, any risk factors described in the applicable prospectus supplement or any documents incorporated by reference in this prospectus before investing in these debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2015

i

About This Prospectus

This prospectus is part of a “shelf” registration statement that TMCC has filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 under the Securities Act of 1933 (the “Securities Act”). By using a shelf registration statement, TMCC may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. For further information about TMCC and the debt securities, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of agreements and other documents that TMCC refers you to. However, because the prospectus may not contain all the information you may find important, you should review the full text of these documents. TMCC has included copies of these documents as exhibits to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the debt securities TMCC may offer. In connection with any future sale of debt securities, TMCC will file with the SEC one or more prospectus supplements containing specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Incorporation of Information Filed with the SEC.”

TMCC has not authorized any person to provide you with any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement, any pricing supplement or any free writing prospectus prepared by or on behalf of TMCC or to which TMCC has referred you. TMCC takes no responsibility for, and can provide no assurance as to, any other information. TMCC is not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement, any pricing supplement or any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and other information may have changed since those dates.

In this prospectus, unless otherwise indicated by context, “TMCC” refers specifically to Toyota Motor Credit Corporation (excluding its subsidiaries) and “we,” “our” and “us” refer specifically to Toyota Motor Credit Corporation and its consolidated subsidiaries. TMCC is the issuer of all the debt securities offered under this prospectus.

Risk Factors

Investing in TMCC’s debt securities involves risks. You should carefully consider the risks set forth in Part I, Item 1A of TMCC’s most recent Annual Report on Form 10-K and Part II, Item 1A of TMCC’s most recent Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in TMCC’s securities. See “Incorporation of Information Filed with the SEC” below.

Where You Can Find More Information

TMCC has filed with the SEC a registration statement, of which this prospectus forms a part, under the Securities Act with respect to the debt securities offered hereby and TMCC files annual, quarterly and current reports and other information with the SEC. You may read and copy TMCC’s SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. TMCC’s electronic SEC filings are available on the Internet through the SEC’s website at http://www.sec.gov.

Incorporation of Information Filed with the SEC

The SEC allows TMCC to “incorporate by reference” the information it files with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	TMCC can disclose important information to you by referring you to those documents; and

•	later information that TMCC files with the SEC will automatically update and supersede the incorporated information.

TMCC incorporates by reference the documents listed below, which were filed with the SEC under the Exchange Act of 1934 (the “Exchange Act”):

•	its annual report on Form 10-K for the fiscal year ended March 31, 2014;

•	its quarterly reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014 and December 31, 2014; and

•	its current reports on Form 8-K filed on May 6, 2014 (only with respect to the Item 8.01 disclosure therein), September 16, 2014, November 24, 2014 and November 28, 2014.

TMCC also incorporates by reference each document that it will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the debt securities is completed, except for any portion of a document that is deemed to have been “furnished” and not “filed” under the Exchange Act.

You may request a copy of any document that TMCC has incorporated by reference in this prospectus, excluding any exhibit to the document unless the exhibit is specifically incorporated by reference in the document, at no cost by contacting TMCC at the following address or telephone number: Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90501; Attn: Treasury; telephone: (310) 468-1310.

Forward-Looking Statements

Certain statements contained in this prospectus or incorporated by reference herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, our performance and results may differ materially from those described or implied by such forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “should,” “intend,” “will,” “may” or words or phrases of similar meaning are intended to identify forward-looking statements. We caution that the forward-looking statements involve known and unknown risks, uncertainties and other important factors such as the following that may cause actual results to differ materially from those stated:

•	changes in general business, economic, and geopolitical conditions, as well as in consumer demand and the competitive environment in the automotive markets in the United States;

•	a decline in Toyota Motor Sales, USA, Inc. (“TMS”) sales volume and the level of TMS sponsored subvention programs;

•	increased competition from other financial institutions seeking to increase their share of financing Toyota, Scion and Lexus vehicles;

•	fluctuations in interest rates and currency exchange rates;

•	fluctuations in the value of our investment securities or market prices;

•	changes or disruptions in our funding environment or access to the global capital markets;

•	failure or changes in commercial soundness of our counterparties and other financial institutions;

•	changes in our credit ratings and those of TMC;

•	changes in the laws, regulatory requirements and regulatory scrutiny, including as a result of recent financial services legislation, and related costs;

•	natural disasters, changes in fuel prices, manufacturing disruptions and production suspensions of Toyota, Lexus and Scion vehicle models and related parts supply;

•	operational risks, including security breaches or cyber attacks;

•	challenges related to the relocation of our corporate headquarters to Plano, Texas;

•	revisions to the estimates and assumptions for our allowance for credit losses;

•	changes in prices of used vehicles and their effect on residual values of our off-lease vehicles and return rates;

•	the failure of a customer or dealer to meet the terms of any contract with us, or otherwise fail to perform as agreed;

•	recalls announced by TMS and the perceived quality of Toyota, Lexus and Scion vehicles; and

•	the factors discussed under “Risk Factors” in our incorporated documents.

Forward-looking statements speak only as of the date they are made. TMCC will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

Toyota Motor Credit Corporation

Toyota Motor Credit Corporation along with its consolidated subsidiaries provides a variety of finance and insurance products, including retail financing, leasing, dealer financing, insurance products and services to vehicle and industrial equipment dealers and their customers.  TMCC is an indirect wholly owned subsidiary of Toyota Motor Corporation of Japan.

TMCC was incorporated in California in 1982 and commenced operations in 1983. TMCC’s principal executive offices are located at 19001 South Western Avenue, Torrance, California 90501, and its telephone number is (310) 468-1310.

If you want to find out more information about us, please see the sections in this prospectus entitled “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC.”

Description of Debt Securities

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities. The particular terms of debt securities offered by TMCC (the “Offered Debt Securities”), and the extent to which these general provisions may apply to the Offered Debt Securities, will be described in one or more prospectus supplements relating to the Offered Debt Securities. If the terms of particular Offered Debt Securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture, dated as of August 1, 1991, as amended by a first supplemental indenture dated as of October 1, 1991, a second supplemental indenture dated as of March 31, 2004, and a third supplemental indenture dated as of March 8, 2011 (together, the “Indenture”). Under the Indenture, TMCC has appointed The Bank of New York Mellon Trust Company, N.A. and Deutsche Bank Trust Company Americas, as trustees (each, a “Trustee”). The Trustee for a particular series of Offered Debt Securities will be designated in the applicable prospectus supplement. The following is a summary of certain provisions of the debt securities and of the Indenture and does not contain all of the information which may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the debt securities. If we refer to particular sections or defined terms of the Indenture, we mean to incorporate by reference those sections or defined terms of the Indenture. Capitalized terms used in the description of TMCC’s debt securities that follows, but not defined in this prospectus have the meanings given to them in the Indenture. A copy of the Indenture is an exhibit to the registration statement relating to the debt securities which includes this prospectus.

The debt securities will be obligations solely of TMCC and will not be obligations of, or directly or indirectly guaranteed by, Toyota Motor Corporation (“TMC”), Toyota Financial Services Corporation (“TFSC”) or any of their affiliates. The debt securities will have the benefit of credit support agreements as described under “Credit Support.”

General

The Indenture does not limit the total principal amount of debt securities that TMCC may issue under the Indenture. TMCC may issue debt securities from time to time in one or more series, with the same or various maturities, at par, at a premium or with original issue discount up to the aggregate principal amount from time to time authorized by TMCC for each series.

The debt securities will be unsecured general obligations of TMCC and will rank equally with its other unsecured and unsubordinated indebtedness from time to time outstanding.

The applicable prospectus supplement will describe the terms of the Offered Debt Securities, including:

•	the aggregate principal amount and denominations;

•	the maturity date;

•	the principal amount payable whether at maturity or upon earlier acceleration, whether the principal amount will be determined with reference to an index, formula or other method, and the date or dates on which TMCC agrees to pay principal if other than on the maturity date;

•	the rate or rates per annum (which may be fixed or variable) at which TMCC agrees to pay interest and, if applicable, the method used to determine the rate or rates of interest;

•	the dates on which TMCC agrees to pay interest;

•	the place of transfer or payment for the debt securities, and the method of payment;

•	the provisions for redemption or repayment, if any, including the redemption and/or repayment price or prices and any remarketing arrangements;

•	the sinking fund requirements or amortization provisions, if any;

•	whether the debt securities are denominated or provide for payment in United States dollars or a foreign currency;

•	the form (registered or bearer or both) in which the debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in either form;

•	if TMCC will pay any additional amounts relating to debt securities held by a person who is not a United States person in respect of specified taxes, assessments or other governmental charges, under what circumstances TMCC will pay additional amounts and whether TMCC has the option to redeem the affected debt securities rather than pay the additional amounts;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in that case, the depository for the global securities;

•	the title of the debt securities, the series of which the debt securities will be a part and the Trustee with respect to the debt securities; and

•	any other terms.

Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific Offered Debt Securities. TMCC may deliver or make available this prospectus before or together with the delivery of a prospectus supplement.

The terms of the debt securities TMCC offers are subject to change from time to time, but no change will affect any debt security already issued or as to which an offer to purchase has been accepted by TMCC.

TMCC may issue debt securities with terms different from those of debt securities previously issued and may “reopen” a previous issue or a series of debt securities and issue additional debt securities of that issue or series.

You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations if they apply.

Payment and Paying Agents

Payment of principal of and premium and interest, if any, on debt securities will be made at the office of the paying agent or paying agents as TMCC may designate from time to time. However, at TMCC’s option, TMCC may pay interest:

•	by check mailed to the address of the person entitled to the payment as the address appears in the Security Register; or

•	by wire transfer to an account maintained by the person entitled to the payment as specified in the Security Register.

Payment of any interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the Regular Record Date for that interest.

For each series of Offered Debt Securities, TMCC will designate the Trustee for that series, acting through its Corporate Trust Office, as TMCC’s sole paying agent for payments with respect to debt securities of that series. TMCC may at any time:

•	designate additional paying agents; or

•	rescind the designation of any paying agent; or

•	approve a change in the office through which any paying agent acts.

However, TMCC will be required to maintain a paying agent in each place of payment for each series of debt securities. All moneys paid by TMCC to a paying agent for the payment of principal of or premium or interest, if any, on any debt security which remain unclaimed at the end of one year after the principal, premium or interest has become due and payable will be repaid to TMCC, and the holder of such debt security (the “Holder”) or any coupon will thereafter look only to TMCC for payment of those amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole by the depository for the debt security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor of the depository or a nominee of the successor depository. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global debt security may exchange their interests for definitive debt securities of the series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on the global debt security and the material terms of the depository arrangement with respect to the global debt security.

Certain Covenants

The debt securities will not be secured by mortgage, pledge or other lien. TMCC has agreed in the Indenture not to pledge or otherwise subject to any lien any property or assets of TMCC to secure any indebtedness for borrowed money incurred, issued, assumed or guaranteed by TMCC unless the debt securities are secured by the pledge or lien equally and ratably with all other indebtedness secured thereby so long as such other indebtedness will be so secured; provided, however, that such covenant does not apply to liens securing indebtedness which does not in the aggregate at any one time outstanding exceed 20% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also does not apply to:

•	the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

•	any deposit of assets of TMCC in favor of any governmental bodies to secure progress, advance or other payments under a contract or a statute;

•	any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

•	bankers’ liens or rights of offset;

•	any lien securing the performance of any contract or undertaking of TMCC not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

•	any lien to secure non-recourse obligations in connection with TMCC’s engaging in leveraged or single-investor lease transactions;

•	any lien to secure payment obligations with respect to (x) rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, securities lending transactions, weather index transactions, or forward purchases or sales of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (y) transactions that are similar to those described above; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the clauses above, provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

Successor Corporation

The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that:

•	either TMCC will be the continuing corporation, or the successor corporation will be a corporation organized and existing under the laws of the United States or any state thereof and will expressly assume, by a supplemental indenture, executed and delivered to each Trustee, in form satisfactory to each Trustee, all of the obligations of TMCC under the debt securities and the Indenture; and

•	TMCC or the successor corporation, as applicable, will not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any obligations under the Indenture.

Subject to certain limitations in the Indenture, a Trustee may receive from TMCC an officer’s certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

Supplemental Indentures

Supplemental indentures may be entered into by TMCC and the Trustee for a series of debt securities with the consent of the Holders of 66 2/3% of the outstanding principal amount of that series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment. However, no supplemental indenture may, among other things, without the consent of each Holder of any debt security affected:

•	reduce the principal amount of or interest on any debt security;

•	change the maturity date of the principal, the interest payment dates or other terms of payment of any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose Holders is necessary to modify or amend the Indenture.

Under certain circumstances, supplemental indentures may also be entered into without the consent of the Holders.

Events of Default

The Indenture defines an Event of Default with respect to any series of debt securities as being any one of the following events with respect to that series:

•	default in the payment of principal, when due;

•	default in the payment of any interest when due and continuation of the default for 30 days;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance or breach of any of TMCC’s obligations or warranties under the Indenture (other than an obligation or warranty included in the Indenture which is not for the benefit of that particular series of debt securities) which continues for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization of TMCC; and

•	any other Event of Default provided with respect to debt securities of that series.

No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities. If an Event of Default occurs and is continuing, the Trustee for the series of debt securities affected or the Holders of at least 25% in aggregate principal amount of debt securities of the series affected by the Event of Default may declare the debt securities of that series to be due and payable.

Any past default with respect to a particular series of debt securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series, except a default:

•	in the payment of principal of, premium, or interest for which payment had not been subsequently made; or

•	in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of that series.

TMCC will be required to file with each Trustee annually an officers’ certificate as to the absence of certain defaults. The Trustee for a series of debt securities may withhold notice to Holders of that series of any default with respect to that series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such Holders to do so.

Subject to the provisions of the Indenture relating to the duties of a Trustee in case an Event of Default shall occur and be continuing, a Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of a Trustee and to certain other limitations, the Holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or power conferred on the Trustee with respect to the debt securities of the series.

Satisfaction and Discharge of the Indenture

The Indenture will be discharged with respect to the debt securities of any series that have matured or will mature or be redeemed within one year upon the satisfaction of certain conditions, including the following:

•	payment in full of the principal of, and premium, if any, and interest on all of the debt securities of that series; or

•	the deposit with the appropriate Trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the Indenture.

Defeasance

If the debt securities of a series are subject to defeasance, TMCC may discharge its obligations under the Indenture with respect to the debt securities of that series, including its obligations to comply with the restrictive covenants set forth in the Indenture (see “Certain Covenants”) with respect to the debt securities of that series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee for that series cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the debt securities of the series to their maturity in accordance with the terms of the Indenture and the debt securities of the series. In that event, the Trustee for the affected series will receive an opinion of counsel stating that the deposit and termination will not have any federal income tax consequences to the Holders of the affected series of debt securities.

The Trustees

The Indenture contains certain limitations on the right of a Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. A Trustee is permitted to engage in other transactions with TMCC; provided, however, that if a Trustee acquires any conflicting interest it must eliminate that conflict or resign.

The Indenture provides that, in case an Event of Default has occurred and is continuing, a Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

Governing Law

The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Credit Support

TMCC is a wholly owned subsidiary of Toyota Financial Services Americas Corporation, a holding company owned 100% by TFSC. TFSC, in turn, is a wholly owned subsidiary of TMC. TFSC was incorporated in July 2000 and its corporate headquarters is located in Nagoya, Japan. The purpose of TFSC is to control and manage Toyota’s finance operations worldwide.

TFSC has entered into a Credit Support Agreement with TMC, in which TMC agreed to:

•	maintain 100% ownership of TFSC;

•	cause TFSC and its subsidiaries to have a consolidated tangible net worth (the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets) of at least Japanese Yen 10 million; and

•	make sufficient funds available to TFSC so that TFSC will be able to (i) service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper and (ii) honor its obligations incurred as a result of guarantees or credit support agreements that it has extended (collectively, “TFSC Securities”).

The agreement is not a guarantee by TMC of any securities or obligations of TFSC. TMC’s obligations under the Credit Support Agreement rank pari passu with its senior unsecured debt obligations. Either party may terminate the agreement upon 30 days written notice to the other party. However, such termination cannot take effect until or unless (1) all TFSC Securities issued on or prior to the date of the termination notice have been repaid or (2) each rating agency that, upon the request of TMC or TFSC, has issued a rating in respect of TFSC or any TFSC Securities has confirmed to TFSC that the debt ratings of all such TFSC Securities will be unaffected by such termination. In addition, with certain exceptions, the agreement may be modified only by the written agreement of TMC and TFSC, and no modification or amendment can have any adverse effect upon any holder of any TFSC Securities outstanding at the time of such modification or amendment. The agreement is governed by, and construed in accordance with, the laws of Japan.

TMCC has entered into a Credit Support Agreement with TFSC, in which TFSC agreed to:

•	maintain 100% ownership of TMCC;

•	cause TMCC and its subsidiaries to have a consolidated tangible net worth (the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets) of at least United States $100,000; and

•	make sufficient funds available to TMCC so that TMCC will be able to service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper (collectively, “TMCC Securities”).

The agreement is not a guarantee by TFSC of any TMCC Securities or other obligations of TMCC. The agreement contains termination and modification provisions that are similar to those in the agreement between TMC and TFSC as described above. The agreement is governed by, and construed in accordance with, the laws of Japan. TMCC Securities do not include the securities issued by securitization trusts in connection with TMCC’s securitization programs or any indebtedness under TMCC’s credit facilities or term loan agreements.

Holders of TMCC Securities, including the debt securities offered under this prospectus, will have the right to claim directly against TFSC and TMC to perform their respective obligations under the credit support agreements by making a written claim together with a declaration to the effect that the holder will have recourse to the rights given under the applicable credit support agreement. If TFSC and/or TMC receives such a claim from any holder of TMCC Securities, TFSC and/or TMC will indemnify, without any further action or formality, the holder against any loss or damage resulting from the failure of TFSC and/or TMC to perform any of their respective obligations under the credit support agreements. The holder of TMCC Securities who made the claim may then enforce the indemnity directly against TFSC and/or TMC.

In addition, TMCC and TFSC are parties to a credit support fee agreement which requires TMCC to pay to TFSC a fee which is based upon the weighted average outstanding amount of TMCC Securities entitled to credit support.

TMC files reports and other information with the SEC, which can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. TMC’s electronic SEC filings are available on the Internet through the SEC’s website at http://www.sec.gov.

Legal Matters

Katherine Adkins, Esq., General Counsel of TMCC, will pass upon the validity of the debt securities offered by this prospectus for TMCC.

Experts

The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 10-K of TMCC for the fiscal year ended March 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.